UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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Papa John’s International, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting of Stockholders

Thursday, May 1, 2025 11:00 a.m. Eastern Time	Virtual Meeting Site : www.virtualshareholdermeeting.com/PZZA2025
Items of Business
•Election of the eight directors nominated by the Board of Directors named in the attached Proxy Statement;
•Ratification of the selection of Ernst & Young LLP as the Company’s independent auditors for 2025;
•Approval of an amendment to Papa John's International, Inc.'s 2018 Omnibus Incentive Plan to increase the amount of shares reserved for issuance by 4,900,000 shares;
•Advisory approval of the Company’s executive compensation;
•A stockholder proposal contained in this Proxy Statement, if properly presented at the Annual Meeting; and
•Such other business as may properly come before the meeting or any adjournment or postponement thereof.
Record Date March 11, 2025
A Proxy Statement describing matters to be considered at the Annual Meeting is attached to this Notice. Only stockholders of record at the close of business on March 11, 2025 are entitled to receive notice of and to vote at the meeting or any adjournment or postponement thereof.
Stockholders are cordially invited to participate in the meeting virtually via our live webcast. Following the formal items of business to be brought before the meeting, we will discuss our 2024 results and answer your questions.
Thank you for your continued support of Papa Johns.
By Order of the Board of Directors,

Christopher L. Coleman
Chair	March 27, 2025

Internet	Telephone	Mail	Webcast

Visit the website noted on your proxy card to vote via the Internet.	Use the toll - free telephone number on your proxy card to vote by telephone.	Sign, date and return your proxy card in the enclosed envelope to vote by mail.	Participate in the meeting and vote at www.virtualshareholdermeeting.com/PZZA2025
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 1, 2025 — this Proxy Statement and the Papa John’s 2024 Annual Report are available at https://ir.papajohns.com/2025-annual-meeting.

Proxy Statement
The Board of Directors (the “Board”) of Papa John’s International, Inc. (the “Company” or “Papa Johns”) is soliciting proxies for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually at 11:00 a.m. Eastern Time on May 1, 2025, and at any adjournment or postponement of the meeting. We have adopted a virtual format for our Annual Meeting again this year. We will provide a live webcast of the Annual Meeting at www.virtualshareholdermeeting.com/PZZA2025. An audio recording of the entire Annual Meeting will be available on the Papa John’s Investor Relations website after the meeting. This Proxy Statement and the enclosed proxy card are first being mailed or given to stockholders on or about March 27, 2025.
At the Annual Meeting, stockholders will be asked to vote on the matters outlined in the Notice of Annual Meeting of Stockholders. These include the election of eight directors to the Board; the ratification of the selection of Ernst & Young LLP (“EY”) as the Company’s independent auditors for 2025; approval of an amendment to Papa John's International, Inc.'s 2018 Omnibus Incentive Plan; an advisory approval of the compensation paid to the Company’s named executive officers; and a stockholder proposal, if properly presented at the Annual Meeting.

Virtual Stockholder Meeting
The Annual Meeting will be conducted via live webcast. You are entitled to participate in the Annual Meeting only if you were a stockholder as of the close of business on March 11, 2025 or if you hold a valid proxy for the Annual Meeting.
You will be able to participate in the Annual Meeting online by visiting www.virtualshareholdermeeting.com/PZZA2025. You also will be able to vote your shares electronically at the Annual Meeting (other than shares held through the Papa John’s International, Inc. 401(k) Plan, which must be voted by April 27, 2025).
To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or on the voter instruction form that accompanied your proxy materials.
The meeting webcast will begin promptly at 11:00 a.m. Eastern Time on May 1, 2025. Online access will begin at 10:45 a.m. Eastern Time, and we encourage you to access the meeting prior to the start time.
We will also make the Annual Meeting accessible to anyone who is interested, including team members and other constituents, by visiting the same link at www.virtualshareholdermeeting.com/PZZA2025. Non-stockholder guests will not be permitted to vote or submit questions at the Annual Meeting.
Submitting questions at the Annual Meeting
If you are a stockholder as of the close of business on March 11, 2025, and access the Annual Meeting using the 16-digit control number included on your proxy card or on the voter instruction form that accompanied your proxy materials, you can submit questions electronically at the Annual Meeting during the webcast. During the live Q&A session of the meeting, members of our executive leadership team and our Chair of the Board will answer questions as they come in, as time permits. To ensure the meeting is conducted in a manner that is fair to all stockholders, the Chair (or such other person designated by our Board) may exercise broad discretion in recognizing stockholders who wish to participate, the order in which questions are asked and the amount of time devoted to any one question. We reserve the right to edit or reject questions we deem profane or otherwise inappropriate. Detailed guidelines for submitting written questions during the meeting are available at www.virtualshareholdermeeting.com/PZZA2025.
If you have technical difficulties or trouble accessing the virtual meeting
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting or during the meeting time, please call:
844-986-0822 (US)
303-562-9302 (international)
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Corporate Governance
Principles of corporate governance that guide the Company are set forth in the Company’s Board committee charters, the Company’s Corporate Governance Guidelines and the Company’s Code of Ethics and Business Conduct, all of which are available on our website at www.papajohns.com by first clicking “Investor Relations” and then “Governance.” (The information on the Company’s website is not part of this Proxy Statement and is not soliciting material.) The principles set forth in those governance documents were adopted by the Board to ensure that the Board is independent from management, that the Board adequately oversees management, and to help ensure that the interests of the Board and management align with the interests of the stockholders. The Board annually reviews its corporate governance documents.
Majority Voting Standard for Director Elections
Our Amended and Restated By-laws (the “By-laws”) provide for a majority voting standard for uncontested director elections and a mechanism for consideration of the resignation of an incumbent director who does not receive a majority of the votes cast in an uncontested election. Under the majority voting standard, a majority of the votes cast means that the number of shares voted “FOR” a director nominee must exceed the number of votes cast “AGAINST” that director nominee. In contested elections where the number of nominees exceeds the number of directors to be elected, the vote standard will be a plurality of votes represented in person or by proxy and entitled to vote on the election of directors. In addition, if an incumbent director is nominated in an uncontested election, the director nominee is required, as a condition of the director’s nomination, to submit an irrevocable letter of resignation to the Chair of the Board. If an incumbent director nominee does not receive a majority of the votes cast, the Corporate Governance and Nominating Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind the decision within 90 days from the date of certification of the election results. The director whose resignation is being considered will not participate in the recommendation of the Committee or the Board’s decision.
Code of Ethics and Business Conduct
The Company’s Code of Ethics and Business Conduct, which is the Company’s code of ethics applicable to all directors, officers and team members worldwide, embodies the Company’s global principles and practices relating to the ethical conduct of the Company’s business and its longstanding commitment to honesty, fair dealing and full compliance with all laws affecting the Company’s business.
The Board has established procedures for any person, including a team member, to submit confidential and anonymous reports of suspected or actual violations of the Company’s Code of Ethics and Business Conduct relating, among other things, to:
•violations of the federal securities laws;
•fraud or error in the Company’s accounting, audit or internal controls, financial statements and records; and
•misconduct by any member of the Company’s senior management.
The procedures for reporting issues and concerns may be found on our website at www.papajohns.com, by first clicking “Investor Relations” and then “Governance.”
Director Independence
The Board has determined that seven of the Company’s eight current directors are “independent” as defined by applicable law and Nasdaq listing standards, as follows: Christopher L. Coleman, John W. Garratt, Stephen L. Gibbs, Laurette T. Koellner, Jocelyn C. Mangan, Sonya E. Medina, and John C. Miller. Each of our Audit, Compensation, and Corporate Governance and Nominating committees is comprised only of independent directors, as identified below under the heading “Committees of the Board of Directors.”
Todd M. Penegor is not considered to be independent because he serves as President and Chief Executive Officer of the Company.
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Insider Trading Policy
The Company maintains an Insider Trading Compliance Policy governing the purchase, sale, and/or other dispositions of our securities by directors, officers, and employees, and has implemented processes for the Company, that we believe are designed to promote compliance with insider trading laws, rules, and regulations and any applicable listing standards. A copy of our Insider Trading Compliance Policy was filed as Exhibit 19 to our Annual Report on Form 10-K for the year ended December 29, 2024.
Hedging and Pledging Policy
Pursuant to our Insider Trading Compliance Policy, we prohibit employees, officers and directors from pledging any Company securities as collateral for a loan, or from holding any Company securities in a margin account. This policy also prohibits employees, officers and directors from entering into hedging transactions involving Company securities, including purchasing financial instruments such as prepaid variable forwards, equity swaps, collars, exchange funds and similar transactions. Hedging transactions means any transaction that hedges or offsets, or is designed to hedge or offset, any decrease in the market value of Company securities.
Board Leadership Structure and Risk Management
Under our Corporate Governance Guidelines, our Board elects a Chair of the Board with the duties set forth in our By-laws. When the position of Chair of the Board is not held by an independent director, the independent directors will elect a Lead Independent Director. Christopher L. Coleman, our current Chair, is independent; accordingly, we do not currently have a Lead Independent Director.
Our Board has a standing Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee. Each of these Board committees is comprised solely of independent directors, with each of the committees having a separate chair. See “Committees of the Board of Directors” below for a description of each of these Board committees and its members.
The key responsibilities of the Board include developing the strategic direction for the Company and providing oversight for the execution of that strategy by management. The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s financial, strategic and operational issues, as well as the risks associated with each, and that oversight includes a thorough and comprehensive annual review of the Company’s strategic plan and Enterprise Risk Management program.
At the committee level, risks are reviewed and addressed as follows:
•The Audit Committee oversees management of financial risks; legal and regulatory risks; food safety, information technology and cybersecurity risks; as well as the Company’s Enterprise Risk Management program, reporting on such matters to the full Board. The Audit Committee’s agendas include discussions of individual and emerging risk areas throughout the year, and, through its oversight of our Enterprise Risk Management program, the Audit Committee monitors management’s responsibility to identify, assess, manage and mitigate risks. Our Enterprise Risk Management program is comprised of a cross-functional, management-level Enterprise Risk Management team that helps establish a culture of managing and mitigating risk and coordination of risk management between our executive team and the Board. Specifically, with respect to oversight of technology and cybersecurity risks, our information security officer provides regular formal updates to the Board and Audit Committee on potential cybersecurity threats and the progress of our ongoing security and privacy programs. The Audit Committee reviews with management and reports to the full Board with respect to material information on security matters and risks and management’s actions to monitor and address identified areas for improvement.
•The Compensation Committee is responsible for overseeing the assessment and mitigation of risks relating to the Company’s compensation policies and practices and incentive compensation arrangements for its employees, and also oversees succession planning and human capital management. The Compensation Committee reviews our compensation policies and practices to determine whether they subject us to unnecessary or excessive risk. As a result of that evaluation, including a review of the plan design and governance aspects of our compensation programs discussed below in the Compensation Discussion and Analysis, the Compensation Committee concluded that the risks arising from those policies and practices are not reasonably likely to have a material adverse effect on the Company.
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•The Corporate Governance and Nominating Committee manages risks associated with potential conflicts of interest and reviews governance and compliance issues with a view to managing associated risks, including oversight of our compliance program with respect to our Code of Ethics and Business Conduct, monitoring of risks associated with workplace discrimination and harassment, and our policies regarding diversity, culture and internal pay equity. The Corporate Governance and Nominating Committee also oversees the Company’s initiatives on sustainability and corporate responsibility matters.
While each committee is responsible for evaluating and overseeing the management of such risks, the Board is regularly informed through committee reports about such risks. In addition, the Board and the committees receive regular reports from the President and Chief Executive Officer, Chief Financial Officer, Chief Legal and Risk Officer, and other Company officers with roles in managing risks.
Board Self-Evaluation
Pursuant to our Corporate Governance Guidelines, the Board conducts an annual self-evaluation to assess its performance, which also includes evaluations of the Audit, Compensation, and Corporate Governance and Nominating committees. In addition, the Corporate Governance and Nominating Committee annually evaluates each director’s individual performance. The Corporate Governance and Nominating Committee is responsible for developing, administering and overseeing processes for conducting evaluations.
Evaluations are designed to assess the qualifications, attributes, skills and experience represented on the Board and whether the Board, its committees and individual directors are functioning effectively. Live in-depth interviews with each director are conducted by a third party for the evaluation process. The results are compiled and discussed with the Chair of the Board and the Chair of the Corporate Governance and Nominating Committee and then reported to the full Board.
Stockholder Engagement
Our Board of Directors and our management believe it is important to proactively engage with stockholders. Our senior management team, including our CEO, CFO and members of our Investor Relations team, maintain regular contact with a broad base of investors, including through quarterly earnings calls, individual meetings and other channels of communication, to understand their perspectives and key priorities. In 2024, we had discussions with stockholders collectively holding more than a majority of our outstanding common stock.
Our proactive engagement includes a broad range of topics including our strategic priorities, macroeconomic trends, and our corporate responsibility programs.
Feedback from stockholders is shared with the Board and the applicable committees on a regular basis.
Independent Chair of the Board
Christopher L. Coleman serves as our independent Chair of the Board. He has been a member of the Board since 2012 and has served as our independent Chair since 2023. Our Board believes having an independent Chair is the appropriate leadership structure for our Board at this time. Our Board believes having an independent Chair provides a strong leadership structure and sound governance and is currently in the best interests of the Company and its stockholders. The Chair works with the Board, the Company’s Chief Executive Officer and management to establish and further the Company’s strategic objectives. When the position of Chair of the Board is not held by an independent director, the independent directors will elect a Lead Independent Director, with the duties described in the Company’s Corporate Governance Guidelines.
Meetings of the Board of Directors
The Board held twelve meetings in 2024. Each director attended all of the meetings of the Board and the Board committees on which he or she served during 2024.
Meetings of the Independent Directors
At meetings of both the Board and the Board committees, the Company’s independent directors meet in regular executive sessions in which members of management do not participate. These sessions typically occur in conjunction with regularly scheduled Board or committee meetings. The Chair of the Board currently chairs
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executive sessions of the Board. If the position of Chair is not held by an independent director, the Lead Independent Director will chair such executive sessions.
Annual Meetings of Stockholders
The Company does not have a policy regarding director attendance at the Annual Meeting, but we encourage each of our directors to attend each annual meeting of the Company’s stockholders. All directors then on the Board attended the 2024 Annual Meeting.
Committees of the Board of Directors
The Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee facilitate and assist the Board in the execution of its responsibilities. In accordance with Nasdaq listing standards, each of these standing committees is comprised solely of independent directors. Charters for each of our standing committees are available on the Company’s website at www.papajohns.com by first clicking on “Investor Relations” and then “Governance.” The charter of each standing committee is also available in print to any stockholder who requests it.
Audit Committee

Current Members: Laurette T. Koellner (Chair) John W. Garratt Stephen L. Gibbs Meetings in Fiscal 2024: 5
The Audit Committee’s purpose is to assist the Board in fulfilling its oversight responsibilities for the accounting, financial reporting, internal control over financial reporting and disclosure controls and procedures of the Company and its subsidiaries. The Committee is responsible for the appointment, compensation and retention of the independent auditors and oversees the performance of the internal auditing function and the Company’s compliance program with respect to legal and regulatory requirements and risk management. The Committee meets with management and the independent auditors to review and discuss the annual audited and quarterly unaudited financial statements, reviews the integrity of our accounting and financial reporting processes and audits of our financial statements, and prepares the Audit Committee Report included in this Proxy Statement. The Committee also is responsible for oversight of the Company’s overall enterprise risk management function and reviews the Company’s practices with respect to risk assessment and risk management and discusses the Company’s risk exposures, including top risks, and the processes to identify, assess, manage and mitigate risks. In addition, the Committee oversees the Company's policies and practices with respect to publicly disclosed non-GAAP measures. The responsibilities of the Committee are more fully described in the Audit Committee’s Charter.
Each member of the Committee is independent as determined by the Board, based upon applicable laws and regulations and Nasdaq listing standards. In addition, the Board has determined that each member of the Committee is able to read and understand fundamental financial statements and each of Ms. Koellner, Mr. Garratt, and Mr. Gibbs is an “audit committee financial expert” as defined by Securities and Exchange Commission (“SEC”) rules.

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Compensation Committee

Current Members: John W. Garratt (Chair)* Jocelyn C. Mangan Sonya E. Medina John C. Miller Meetings in Fiscal 2024: 8 *appointed to Committee and as Chair on March 16, 2025
The Compensation Committee oversees the Company’s compensation programs and is responsible for overseeing, making recommendations to the Board, and discussing with management, as applicable, the Company’s overall compensation strategies, succession planning and human capital management. Specifically, the Compensation Committee reviews and approves annually the compensation of the Company’s executive officers, including the executive officers named in the Summary Compensation Table of this Proxy Statement (our “named executive officers” or “NEOs”). The Committee has the authority to administer our Compensation Clawback Policy and equity plans and is responsible for all determinations thereunder with respect to participation, the form, amount and timing of any awards to be granted to any such participants, and the payment of any such awards. In addition, the Committee is responsible for recommending stock ownership guidelines for the executive officers and directors, for recommending the compensation and benefits to be provided to non-employee directors, and for reviewing and approving the establishment of broad-based incentive compensation, equity-based, retirement or other material employee benefit plans, and any perquisites and benefit policies or programs available to our CEO, executive officers, and members of our Executive Leadership Team (except to the extent the benefit policies or programs apply to employees of the Company generally). The Committee also reviews risks, if any, created by the Company’s compensation policies and practices and provides recommendations to the Board on compensation-related proposals to be considered at the Annual Meeting. When appropriate, the Committee may form and delegate authority to subcommittees consisting of one or more members to act in a manner consistent with the above or as discussed in the Committee’s Charter.
The Committee has the authority to retain compensation consultants, outside counsel and other advisers. In 2024, the Committee engaged Meridian Compensation Partners ("Meridian") to advise it and to prepare market studies of the competitiveness of components of the Company’s compensation program for its senior executive officers, including the named executive officers. Meridian does not provide any other services to the Company. The Committee also performed an assessment of Meridian’s independence to determine whether the consultant is independent and, based on that assessment, determined that the firm’s work has not raised any conflicts of interest and the firm is independent. See “Compensation Discussion and Analysis” for a further description of the Committee’s use of Meridian during 2024, as well as the role of our executive officers in determining or recommending the amount or form of compensation paid to our named executive officers during 2024, and the Committee’s process in setting compensation.
The responsibilities of the Committee are more fully described in the Committee’s Charter.

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Corporate Governance and Nominating Committee

Current Members: Christopher L. Coleman (Chair) Jocelyn C. Mangan Sonya E. Medina Meetings in Fiscal 2024: 5
The Corporate Governance and Nominating Committee assists the Board in identifying qualified individuals for service as directors of the Company and as Board committee members, evaluates incumbent directors and their prior service on and contributions to the Board before recommending renomination, considers all director candidates’ public company leadership positions and other outside commitments prior to recommending a candidate for appointment or nomination and election to the Board, and recommends all approved candidates to the Board for appointment or nomination to the Company’s stockholders. The Committee selects as candidates for appointment or nomination individuals of high personal and professional integrity and ability who can contribute to the Board’s effectiveness in serving the interests of the Company’s stockholders. The Committee recommended the nomination of eight directors for re-election to the Board at the Annual Meeting.
In addition, the Committee develops and monitors the process for evaluating Board effectiveness, oversees the development and administration of the Company’s corporate governance policies and the Company’s compliance program with respect to the Company’s Code of Ethics and Business Conduct. It also reviews and approves matters pertaining to possible conflicts of interest and related person transactions. See the discussion under “Approval of Related Person Transactions” below. The Committee oversees the Company’s commitment to corporate values and corporate responsibility. To fulfill this mandate, the Committee provides oversight of the Company’s human resources compliance programs, including policies and procedures for monitoring discrimination and harassment, as well as the Company’s strategies and policies regarding diversity, culture and internal pay equity. The Committee also is responsible for consideration of, and reporting to the full Board on, governance matters, including the Company’s initiatives on corporate responsibility, sustainability and environmental, social and governance matters, including reporting on such matters.
The responsibilities of the Committee are more fully described in the Committee’s Charter.

Corporate Responsibility
At Papa Johns, we believe that people are our most important ingredient, and we are dedicated stewards of the communities we serve and the environment. The Company’s commitment to corporate responsibility begins with our focus and aspirations around People, Pizza and Planet. Within these focus areas, the Company continues to advance on our priority topics. The Corporate Governance and Nominating Committee has oversight of the Company’s corporate responsibility strategy and receives semi-annual updates from management on the Company’s corporate responsibility priorities and accomplishments, which, as appropriate, are communicated to the Board.
We published our first full Corporate Responsibility Report in 2020 (for fiscal year 2019). Our latest Corporate Responsibility Report for fiscal year 2024 was published in March 2025. These reports are available on the Company’s website.
Building a Strong Culture
Papa Johns' workforce includes approximately 104,000 corporate and franchise team members around the globe, representing all walks of life. We continue to build a culture that reflects our value of Everyone Belongs and creates a competitive advantage in attracting and retaining talent.
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Across our restaurants, Quality Control Centers, and Restaurant Support Centers, Papa Johns team members are valued for their contributions, treated fairly, encouraged to share their feedback and ideas, provided the tools needed to ensure their safety and total wellness and given ample opportunities to grow in their careers.
We embed policies and practices that ensure fairness and build trust, and encourage behaviors that foster belonging and employee engagement, including our global inclusion resource groups, tuition reimbursement, learning and development opportunities, and our Dough & Degrees fully funded tuition program.
In 2024, our culture was recognized on Forbes list of World’s Best Employers for the second consecutive year, TIME’s list of World’s Best Companies and Newsweek’s list of America’s Most Responsible Companies.
Workplace Health, Safety, Security, and Environmental
As part of the Company’s enterprise-wide health, safety, security, and environmental management system (HSSE-MS), Papa Johns invests in training, technology and people to protect both our customers, team members, and environment. All Papa Johns team members, from those at our Restaurant Support Centers, to those working in our warehouses and restaurants, receive annual safety and security training based on the requirements of their roles. Our Quality Control Centers and restaurant operations undergo annual risk assessments, as well as random safety and security checks by our corporate safety and security teams.
Papa Johns increased its investment in team member safety and asset protection with the establishment of a Loss Prevention team. In addition to growth of the Loss Prevention team, we will continue implementing a robust strategy by combining historical data analysis with predictive analytics and risk assessments to safeguard both our team members and assets. This proactive approach is essential for mitigating potential risks and ensuring the safety and security of our organization.
Human Rights
We strive for the highest standards of integrity and human rights in all of our business activities, including our supply chain. Our standard agreements with key suppliers mandate that each product sold to Papa Johns meet good manufacturing practices requirements applicable wherever the product is manufactured, produced, distributed, transported or stored. In addition to these requirements, which include supplier audits, and as part of our ongoing efforts to achieve and improve our standards of high quality and community responsibility throughout our business, we incorporate into our standard supply agreements specific prohibitions against suppliers' use of forced labor or facilitation of slavery and human trafficking, including certification, verification and audit procedures, and we strive to ensure Company representatives receive training to support those efforts. Our commitment to human rights is also demonstrated in our Code of Ethics and Business Conduct.
Community
We aim to be a responsible corporate citizen by striving to make the communities we serve better places to work, live, and play. In partnership with customers and franchisees, we raised more than $3.6 million in 2024 for the Papa Johns Foundation for Building Community through the Shaq-a-Roni campaign. The funds support leading nonprofit organizations focused on youth leadership and entrepreneurship, and food insecurity, as well as the Building Community Fund, a grant program allowing franchisees to nominate nonprofit organizations in their communities to receive funds.
Environment
Papa Johns is committed to being a good steward of the environment. Our Environmental and Climate Change Statement outlines our priority focus areas of sustainable packaging and materials management, sustainable agriculture, food waste and greenhouse gas (GHG) emissions.
Our pizza boxes are made from 100% fiber-based materials certified by the Sustainable Forestry Initiative and the Programme for the Endorsement of Forest Certification. To reduce single-use packaging, we transport our fresh, original pizza dough from our Quality Control Centers to our restaurants in reusable dough trays. When no longer fit for use, we grind and repurpose the trays, which otherwise would be disposed. In 2024, we diverted more than 379,000 pounds of waste from landfills by recycling these trays.
We also work to reduce food waste in our restaurants by working to more accurately forecasting and sourcing ingredients and donating surplus food to community organizations serving people in need. Since 2010, we have donated four million meals through our Harvest Program in partnership with the Food Donation Connection. This included approximately 200,000 meals in 2024.
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Papa Johns currently conducts an annual assessment of our full greenhouse gas (GHG) emissions inventory, which is published in our most recent annual Corporate Responsibility Report. The Scope 1 and 2 emissions reported in our Corporate Responsibility Report reflect 2024 data, while our Scope 3 emissions represent data from 2023. In 2024, we continued to improve data collection processes to refine and improve the availability of this data.
To address our environmental footprint across our restaurants, Quality Control Centers and Restaurant Support Centers, we have taken steps including installing LED lighting, outfitting power-saving technology in our pizza ovens and reducing diesel use through the implementation of a Shore Power Electric program for our delivery trucks, which reduces diesel fuel consumption by using electric power to refrigerate trucks during loading.
Political Contributions
Papa Johns does not have a political action committee (PAC) and does not currently use Company funds for direct political contributions. Any political contributions have an approval process, which is outlined in our Code of Ethics and Business Conduct.

Communications with the Board
Stockholders of the Company may communicate with the Board in writing addressed to:
Board of Directors
c/o Corporate Secretary
Papa John’s International, Inc.
P.O. Box 99900
Louisville, Kentucky 40269 - 0900
The Secretary will review each stockholder communication. The Secretary will forward to the entire Board (or to members of a Board committee, if the communication relates to a subject matter clearly within that committee’s area of responsibility) each communication that (a) relates to the Company’s business or governance, (b) is not offensive and is legible in form and reasonably understandable in content, and (c) does not merely relate to a personal grievance against the Company or a team member or further a personal interest not shared by the other stockholders generally.
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Nominations for Directors
Identifying Qualified Candidates
The Corporate Governance and Nominating Committee assists the Board in identifying qualified persons to serve as directors of the Company and as Board committee members. The Committee evaluates all proposed director nominees, evaluates incumbent directors and their prior service on and contributions to the Board before recommending renomination, considers all director candidates' public company leadership positions and other outside commitments prior to recommending a candidate for appointment or nomination and election to the Board, and recommends all approved candidates to the Board for appointment or nomination to the Company’s stockholders. The Committee also reviews any director candidate nominated for election by the Company’s stockholders under applicable law and the Company’s organizational documents, determines compliance with the requirements of such provisions, and makes recommendations to the Board with respect to director candidates properly nominated by stockholders.
The Corporate Governance and Nominating Committee expects qualified candidates will have high personal and professional integrity and ability and will be able to contribute to the Board’s effectiveness in serving the interests of the Company’s stockholders. In accordance with our Corporate Governance Guidelines, the Corporate Governance and Nominating Committee looks at a range of different personal factors in light of the business, customers, suppliers and employees of the Company. The range of factors includes skills and experience, such as prior board service, financial expertise, international experience, industry experience, technology experience and leadership skills, including prior management experience, and attention to racial, gender, and occupational diversity. In addition, the Committee also considers qualifications that include evidence of: independence, judgment, integrity, the ability to commit sufficient time and attention to Board activities, and the absence of potential conflicts with the Company’s interests. The Committee considers these criteria in the context of the perceived needs of the Board as a whole. Although the Board does not establish specific goals with respect to diversity, the overall diversity of the Board is an important consideration in the nomination process. Currently half of our Board nominees self-identify as being diverse based on gender, race, or ethnicity (two of whom are diverse by race/ethnicity and three by gender), and the Board’s collective experience covers a range of experience across different countries and industries. The Corporate Governance and Nominating Committee also considers the length of service of the Company’s Board members, balancing the value of long-standing Board service with the perspective of directors more recently joining the Board.
We limit the number of other public company boards that our directors can serve on to four, including our Board, and also restrict the number of public company board audit committees that our directors can serve on to three, including the Audit Committee of our Board, to mitigate risks of director overcommitment. Each of our directors are in compliance with these limitations.
The charts below illustrate the composition of our directors by age distribution, tenure, skills and self-identified demographic statistics:

Average Age: 58	Average Tenure: 5.48 years
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Board Skills and Demographics Matrix (As of March 27, 2025)
● - Denotes experience/skill in this area; ✓ - Denotes one of the Director's top four areas of expertise
	Coleman	Garratt	Gibbs	Koellner	Mangan	Medina	Miller	Penegor
Board Skills
Accounting/Finance	✓	✓	✓	✓	●	●	●	✓
Consumer Marketing/Brand Building		●	✓		✓	✓	✓	●
Cybersecurity/IT/Digital	●		✓	●	✓			●
Corporate Responsibility/ Governance	✓	●		✓	●	✓	✓	●
Food & Beverage Industry		✓	●		✓		✓	✓
Franchise Development		●			●		✓	●
Human Capital Management	●		●	✓		✓	●	✓
International/Global Operations	✓	✓	✓	✓	●	●	●	●
Strategic Planning	✓	✓	●	●	✓	✓	●	✓

PUBLIC COMPANY EXPERIENCE - YES/NO
Public Company Board	Y	Y	N	Y	Y	Y	Y	Y
Large Company C-Suite Leadership	Y	Y	Y	Y	Y	Y	Y	Y

Gender
Female				x	x	x
Male	x	x	x				x	x
Did Not Disclose Gender

Demographic Background
African American or Black			x
Alaskan Native or Native American
Asian
Hispanic or Latinx						x
Native Hawaiian or Pacific Islander
White	x	x		x	x		x	x
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background
The Board Skills and Demographics Matrix above highlights those skills that the Corporate Governance & Nominating Committee believes are most responsive to the current needs of our Board. The descriptions below provide additional insight into these skills.
•Accounting / Finance: Understanding of complex financial reporting and compliance matters, including accounting principles, financial statements and audit processes.
•Consumer Marketing / Brand Building: Possess consumer business experience, including scaling brands through strategic enterprise-wide marketing, brand recognition strategies and consumer engagement initiatives.
2025 Proxy Statement     11

CORPORATE GOVERNANCE
•Cybersecurity / IT / Digital: Experience with oversight of information security, data privacy and cybersecurity programs, including relevant risks, threats and strategies to business and with development and implementation of innovative technologies and digital focused strategies.
•Corporate Responsibility / Governance: Experience assessing or overseeing corporate risks related to environmental, social, sustainability and/or governance matters.
•Food & Beverage Industry: In-depth understanding of food, beverage, restaurant, sourcing and/or supply chains with insights on evolving industry risks.
•Franchise Development: Experience with franchisees, including understanding the franchisor/franchisee relationship, franchising regulations, and development opportunities.
•Human Capital Management: Specialized background in managing global labor-intensive operations, including with experience overseeing enterprise-wide talent development and retention programs.
•International / Global Operations: Experience managing risks and operational complexities associated with large-scale, global footprint.
•Strategic Planning: Experience leading companies through transformative changes or complex business strategies, including M&A, capital allocation and/or other strategic alternatives evaluations.
•Public Company Board: Current or previous service on a public company board with demonstrated corporate governance expertise.
•Large Company C-Suite Leadership: Previous service as a senior executive, or the equivalent thereof, of a multi-billion dollar public or private company.
The Corporate Governance and Nominating Committee reports regularly to the full Board on its assessment of the composition and functioning of the Board. The Company has focused on assembling a group of Board members who collectively possess the skills and experience necessary to oversee the business of the Company, structure and oversee implementation of the Company’s strategic plan, and maximize stockholder value in a highly competitive environment.
The Corporate Governance and Nominating Committee will consider candidates for election to the Board recommended by a stockholder in accordance with the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and will do so in the same manner as the Committee evaluates any other properly recommended nominee. Any nomination by a stockholder of a person for election to the Board at an annual meeting of stockholders, or a special meeting of stockholders called by the Board for the purpose of electing directors, must be received at the Company’s principal offices not less than 60 days nor more than 90 days prior to the scheduled date of the meeting and must comply with certain other requirements set forth in the Company’s Certificate of Incorporation. However, if less than 70 days’ notice of the date of the annual meeting is given, notice by the stockholder must be received no later than ten days following the earlier of (i) the day on which such notice of the date of the meeting was mailed or (ii) the day on which public disclosure of the date of the meeting was made by the Company.
Nominations must be addressed to the Chair of the Corporate Governance and Nominating Committee in care of the Secretary of the Company at the Company’s headquarters address listed below and must be received on a timely basis in order to be considered for the next annual election of directors:
Chair of the Corporate Governance and Nominating Committee
c/o Corporate Secretary
Papa John’s International, Inc.
P.O. Box 99900
Louisville, Kentucky 40269-0900
12     2025 Proxy Statement

Item 1. Election of Directors
Our By-laws provide that the Board is authorized to fix from time to time the number of directors within the range of three to fifteen members, and currently the Board size is set at eight members. Directors are elected annually to one-year terms and each director nominee has consented to being named in this Proxy Statement and has agreed to serve if elected.
We believe the nominees set forth below possess an appropriate mix of skills, experience, and leadership designed to drive Board performance and properly oversee the interests of the Company, including our long-term corporate strategy. Our nominees include seven independent directors (88%) and a broad range of professional experience and backgrounds. The nominees also reflect a balanced approach to tenure that will allow the Board to benefit from a mix of newer directors who bring fresh perspectives and seasoned directors who bring continuity and a deep understanding of our complex business.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR.
Set forth below is information concerning the nominees for election, including their principal occupations, business experience, background, key skills and qualifications, and ages as of the date of this Proxy Statement. The key skills and qualifications are not intended to be an exhaustive list of each nominee’s skills or contributions to the Board, but rather the specific skills and qualifications that led to the conclusion that the person should serve as a director for the Company.
Nominees for Election to the Board

Christopher L. Coleman

Age: 56 Director since 2012 Chair of the Board Committees: Corporate Governance and Nominating (Chair)
Key Experience and Skills
Mr. Coleman’s extensive financial experience and international business acumen provide insight and expertise to the Board in these key areas.
Professional Experience
Mr. Coleman is based in the UK, where he is Group Head of Banking at Rothschild & Co. He is a Global Partner of Rothschild & Co, Chairman of Rothschild & Co Bank International and also serves on a number of other boards and committees of the Rothschild & Co Group, which he joined in 1989.
Mr. Coleman currently serves as a non-executive director of Barrick Gold Corporation (NYSE: GOLD) (and is a member of its compensation committee and its ESG and nominating committee). Mr. Coleman was previously non-executive Chairman of Randgold Resources until the Barrick/Randgold merger in 2019.

2025 Proxy Statement     13

ITEM 1. ELECTION OF DIRECTORS

John W. Garratt

Age: 56 Director since 2023 Committees: Audit, Compensation (Chair)
Key Experience and Skills
Mr. Garratt’s broad experience in finance leadership positions brings to the Board financial expertise and additional insights into the retail and restaurant industries. In addition, as a director of other public companies, he brings corporate governance, audit, and compensation experience.
Professional Experience
Mr. Garratt most recently served as President and Chief Financial Officer of Dollar General (NYSE: DG) until May 2023 after serving as Executive Vice President and Chief Financial Officer from 2015 to 2022. Prior to his positions with Dollar General, he spent ten years in leadership positions with Yum! Brands (NYSE: YUM).
He currently serves on the board of directors of Humana, Inc. (NYSE: HUM) (including service as chair of its investment committee and member of its audit committee), and Cracker Barrel (NASDAQ: CBRL) (including chair of its audit committee and member of its compensation committee).

Stephen L. Gibbs

Age: 52 Director since 2023 Committee: Audit
Key Experience and Skills
Mr. Gibbs’ considerable accounting and management experience provides the Board with financial expertise and additional insights into the retail and food and beverage industries.
Professional Experience
Mr. Gibbs most recently served as Vice President, Chief Accounting Officer and Corporate Controller for The Home Depot (NYSE: HD) from 2020 until June 2023. He joined The Home Depot from Tyson Foods (NYSE: TSN) where he served as Senior Vice President, Chief Accounting Officer and Controller from 2018 to 2020. Mr. Gibbs previously held similar roles with Keurig Green Mountain (now Keurig Dr Pepper (NASDAQ: KDP)), and Scientific Games Corporation. He spent his early career with top public accounting firms.
Mr. Gibbs currently serves on the board of PetSafe Brands (formerly Radio Systems Corporation), a privately held company (including service on its audit committee).

14     2025 Proxy Statement

ITEM 1. ELECTION OF DIRECTORS

Laurette T. Koellner

Age: 70 Director since 2014 Committees: Audit (Chair)
Key Experience and Skills
As a former executive of a publicly traded company, Ms. Koellner brings extensive experience to the Board in the areas of complex business operations, finance and accounting, and international business. In addition, she brings ample corporate governance and compensation experience and insight as a director of other public companies.
Professional Experience
Ms. Koellner most recently served as Executive Chairman of International Lease Finance Corporation, a subsidiary of American International Group, Inc. (“AIG”) from 2012 until its 2014 sale to AerCap Holdings N.V. Ms. Koellner served as President of Boeing International, a division of The Boeing Company, where she held a variety of financial and business leadership roles from 1997 until 2008, including as a member of the Office of the Chairman and Boeing’s Chief Administration and Human Resources Officer. Prior to her time with Boeing, Ms. Koellner spent 19 years at McDonnell Douglas Corp., which merged with The Boeing Company in 1997.
She currently serves on the board of directors of The Goodyear Tire & Rubber Company (Nasdaq: GT) (including service as its non-executive board chair and as a member of its compensation, governance, and executive committees) and Nucor Corporation (NYSE: NUE) (including service as chair of its audit committee and member of its compensation and executive development, and governance and nominating committees). She previously served on the board of directors of Celestica, Inc. (NYSE: CLS) until January 31, 2025.

Jocelyn C. Mangan

Age: 53 Director since 2019 Committees: Compensation, Corporate Governance and Nominating
Key Experience and Skills
Ms. Mangan’s extensive experience with technology and product strategy provides insight and expertise to the Board in these key areas. She also brings corporate governance experience as a director of another public company.
Professional Experience
Ms. Mangan is the CEO and Founder of two social impact ventures: illumyn Impact (formerly Him For Her), which is accelerating diversity on corporate boards, and illumyn, which is bridging the gap between boardroom opportunities and historically underrepresented executive talent ready for board service. She has served in this capacity since May 2018. Prior to that, Ms. Mangan held positions at Snagajob, serving as its COO from 2017 to 2018 and its Chief Product and Marketing Officer from 2016 to 2017. From 2014 to 2015, Ms. Mangan was SVP of Product at OpenTable.
Ms. Mangan currently serves on the board of Wag! (NASDAQ: PET), a technology platform that supports pet care, and ChowNow, a privately held online food ordering system and marketing platform.

2025 Proxy Statement     15

ITEM 1. ELECTION OF DIRECTORS

Sonya E. Medina

Age: 49 Director since 2015 Committees: Compensation, Corporate Governance and Nominating
Key Experience and Skills
Ms. Medina has extensive experience in corporate social responsibility, social impact, and brand management acumen. She also brings corporate governance experience as a director of other public companies.
Professional Experience
Ms. Medina currently serves as the President and Chief Executive Officer of Reach Resilience, a national foundation committed to serving communities in crisis. She has served in this capacity since May 2022. She has also served as an independent consultant since 2013. Previously, she served as Vice President of Community and External Affairs for Silver Eagle Distributors (distributor of Anheuser-Busch and Grupo Modelo products) from 2009 to 2013. Previously, Ms. Medina served as a White House commissioned officer in the capacity of Deputy Assistant to the President for Domestic Policy and Director of Projects to the First Lady, and as Director of the AT&T Global Foundation.
Ms. Medina currently serves on the board of directors of TKO Group Holdings, Inc. (NYSE: TKO) (including service on its audit, and compensation committees). She previously served on the board of directors of Delta Apparel, Inc. (NYSE: DLA). She is active in community and civic affairs.

John C. Miller

Age: 69 Director since 2023 Committee: Compensation
Key Experience and Skills
As a restaurant industry veteran with over 40 years of operational, strategic and senior management experience, Mr. Miller brings significant industry experience to our Board along with leadership and strategy insights.
Professional Experience
Mr. Miller served as Chief Executive Officer of Denny’s Corporation (NASDAQ: DENN) from 2020 until 2022, and as its President and Chief Executive Officer from 2011 to 2020. Prior to joining Denny’s Corporation, he served as Chief Executive Officer of Taco Bueno Restaurants, Inc. He also spent 17 years with Brinker International (NYSE: EAT), where he held numerous management positions overseeing several restaurant brands.
Mr. Miller continues to serve as a director of Denny’s Corporation.

16     2025 Proxy Statement

ITEM 1. ELECTION OF DIRECTORS

Todd A. Penegor

Age: 59 Director since 2024
Key Experience and Skills
Mr. Penegor has extensive experience as an executive in the restaurant and consumer goods industries. He also brings financial, operational and strategic skills to the Board.
Professional Experience
Mr. Penegor was appointed as President and Chief Executive Officer of the Company on July 31, 2024. He joined Papa Johns from The Wendy's Company, where he served as President and Chief Executive Officer from 2016 to February 2024 and as Chief Financial Officer from 2013 to 2015. During his time at Wendy's, the company achieved substantial growth in sales, earnings and new restaurant counts, including the expansion of Wendy's footprint to more than 7,000 restaurants worldwide. Prior to Wendy's, Mr. Penegor held several leadership roles at Kellogg Company, including most recently Vice President of Kellogg and President of U.S. Snacks. He also held roles at Ford Motor Company within its finance organization.
Mr. Penegor currently serves on the board of directors of Ball Corporation (NYSE: BALL) (including service as chair of its human resources committee and member of its audit committee) and Dutch Bros Inc. (NYSE: BROS) (including as a member of its audit and risk committee).

There are no family relationships among the Company’s directors and executive officers.
2025 Proxy Statement     17

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information as of March 11, 2025 (except as noted otherwise), with respect to the beneficial ownership of our capital stock by (i) each of the named executive officers identified in the Summary Compensation Table in this Proxy Statement, (ii) each director or nominee for director of the Company, (iii) all directors and current executive officers as a group and (iv) each person known to the Company to be the beneficial owner of more than five percent of the outstanding common stock. As of March 11, 2025, there were 32,709,301 shares of common stock outstanding.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)		Percent of Common Stock Outstanding
Christopher L. Coleman	47,115		*
John W. Garratt	3,646		*
Stephen L. Gibbs	3,646		*
Laurette T. Koellner	33,788	(3)	*
Robert M. Lynch	-	(4)	*
Jocelyn C. Mangan	11,988		*
Sonya E. Medina	28,325		*
John C. Miller	3,865		*
Caroline Miller Oyler	79,388	(5)	*
Todd A. Penegor	115,982		*
Joseph Sieve	17,335		*
Ravi Thanawala	55,026		*

All 12 directors and current executive officers as a group	427,272	(6)	1.3%
*Represents less than one percent of class.

	Common Stock Beneficially Owned
Other 5% Beneficial Owners	Amount and Nature of Beneficial Ownership(1)	Percent Outstanding
BlackRock, Inc.(7) 50 Hudson Yards New York, NY 10001	5,175,109	15.8%
The Vanguard Group(8) 100 Vanguard Blvd. Malvern, PA 19355	3,603,639	11.0%
T. Rowe Price Investment Management, Inc.(9) 100 E. Pratt Street Baltimore, MD 21201	2,953,226	9.0%
EARNEST Partners LLC.(10) 1180 Peachtree Street NE, Suite 2300 Atlanta, GA 30309	2,562,079	7.8%
River Road Asset Management, LLC(11) 462 S. 4th St., Suite 2000 Louisville, KY 40202	2,138,084	6.5%
(1)Based upon information furnished to the Company by the named persons and information contained in filings with the SEC. Under SEC rules, a person is deemed to beneficially own shares over which the person has or shares voting or investment power or of which the person has the right to acquire beneficial
18     2025 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
ownership within 60 days. Unless otherwise indicated, the named persons have sole voting and investment power with respect to their shares and such shares are not subject to any pledge.
(2)Includes the following shares subject to options exercisable within 60 days after March 11, 2025; time - based restricted stock, over which the named persons have sole voting power; and deferred stock units.

Name	Options exercisable within 60 days	Restricted Stock	Director Deferred Stock Units	Name	Options exercisable within 60 days	Restricted Stock	Director Deferred Stock Units
Christopher L. Coleman	11,632	—	15,060	Sonya E. Medina	12,907	—	12,210
John W. Garratt	—	—	3,646	John C. Miller	—	—	3,865
Stephen L. Gibbs	—	—	3,646	Caroline Miller Oyler	33,636	12,360	—
Laurette T. Koellner	11,632	—	12,210	Todd A. Penegor	—	115,982	—
Robert M. Lynch	—	—	—	Joseph Sieve	—	13,382	—
Jocelyn C. Mangan	—	—	11,988	Ravi Thanawala	—	45,908	—
(3)Ms. Koellner also holds units deemed invested in 3,888 shares of common stock through a deferred compensation plan provided by the Company, all of which are distributable in an equivalent number of shares of common stock within 60 days of termination of service on the Board and are included in the shares reported.
(4)On March 20, 2024, Robert M. Lynch resigned as President and Chief Executive Officer of the Company and as a director of the Board to assume a chief executive officer role with another company.
(5)Includes 659 shares held in the Company’s 401(k) Plan.
(6)Includes 69,807 shares subject to options exercisable within 60 days, 214,800 shares of unvested restricted stock, and 62,625 director deferred stock units, held by all directors and current executive officers. Holders of director deferred stock units or units deemed invested in common stock under the deferred compensation plan have no voting or investment power over any of the shares represented by these units.
(7)All information regarding BlackRock Inc. and its affiliates is based on a Schedule 13G/A filed with the SEC on January 22, 2024 by BlackRock, Inc. BlackRock reported that it has sole power to vote 5,119,575 shares and sole dispositive power of 5,175,109 shares.
(8)All information regarding The Vanguard Group is based on a Schedule 13G/A filed with the SEC on February 13, 2024. The Vanguard Group reported that it has shared power to vote 52,368 shares, sole dispositive power of 3,514,945 shares, and shared dispositive power of 88,694 shares.
(9)All information regarding T. Rowe Price Investment Management, Inc. is based on a Schedule 13G/A filed with the SEC on February 14, 2025. T. Rowe Price Investment Management, Inc. reported that it has sole power to vote 2,944,892 shares and sole dispositive power over 2,953,226 shares.
(10)All information regarding EARNEST Partners, LLC is based on a Schedule 13G filed with the SEC on November 13, 2024. EARNEST Partners, LLC reported that it has sole power to vote 1,823,692 shares, shared power to vote 543,388 shares, and sole dispositive power over 2,562,079 shares.
(11)All information regarding River Road Asset Management, LLC is based on a Schedule 13G filed with the SEC on February 6, 2025. River Road Asset Management, LLC reported that it has sole power to vote 1,901,734 shares and sole dispositive power over 2,138,084 shares.

2025 Proxy Statement     19

Executive Compensation — Compensation Discussion and Analysis
This section describes the Company’s philosophy and program for compensating its executive officers as well as the compensation paid to its named executive officers (“NEOs”) for fiscal year 2024.

1. 2024 Highlights
Papa Johns Navigates a Challenging Consumer Environment
The year 2024 presented significant challenges for Papa Johns, as weakened consumer demand and increased competitive pressures across the quick-service restaurant (QSR) industry negatively impacted systemwide sales. Comparable sales in Domestic Company-owned restaurants were down 4.9%, marking the first year of negative growth following several consecutive years of positive performance. Total revenues were $2.06 billion, representing a 4% decrease as compared to the prior year, while global systemwide restaurant sales totaled $4.89 billion, representing a 3.1% decrease compared to the previous year. In response to these sector-wide headwinds, Papa Johns prioritized financial discipline, operational resilience, and strong franchise partnerships. Despite the decline in total revenue, management delivered approximately $148.2 million in adjusted operating income (a key performance metric under our short-term cash incentive program) for stockholders in 2024—comparable to the $149.1 million delivered in 2023 (on a 52-week basis).
Even with these headwinds, Papa Johns remained resilient and demonstrated strong development in North America, with 81 net new units. Internationally, although macroeconomic challenges persisted in certain regions, Papa Johns made meaningful progress in strengthening its global business, particularly in the United Kingdom, which was previously identified as a key transformation opportunity. These efforts helped sustain adjusted operating income despite pressure on domestic sales.
Leadership Transitions and Commitment to Excellence
The year 2024 was also a pivotal year of leadership changes for Papa Johns, beginning with the announced departure of former President and CEO Robert Lynch in March and the appointment of the Company’s Chief Financial Officer, Ravi Thanawala, as interim CEO. Following a thorough search process, Todd Penegor, a seasoned restaurant industry veteran, was named President and CEO in July 2024.
In addition to the CEO transition, Papa Johns hired a new Chief Technology and Digital Officer and a new Chief Marketing Officer, and also appointed a new Chief Supply Chain Officer. Additionally, two named executive officers (NEOs) assumed expanded responsibilities later in the year: Ravi Thanawala took on the dual role of Chief Financial Officer and Executive Vice President, International; and Joseph Sieve was promoted to Chief Restaurant and Global Development Officer, overseeing global development for the enterprise. Under this new leadership team, Papa Johns continued its transformative journey to become the world’s best pizza company.
20     2025 Proxy Statement

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS
2024 Executive Compensation Reflects Continued Alignment with Pay-for-Performance
Papa Johns upholds a robust pay-for-performance philosophy, ensuring that executive incentives are closely aligned with key value drivers and stockholder value creation. Reflecting the challenging financial and operational performance in 2024, the Compensation Committee approved a payout under the Management Incentive Plan (MIP)—in which all NEOs participate—of 67.1% of target.
Market conditions and financial results also contributed to a decline in the Company’s share price. Consistent with Papa Johns’ pay-for-performance framework, performance-based units granted in 2022 under the Long-Term Incentive Program (“LTIP”) did not meet their vesting conditions, as the Company’s total shareholder return (TSR) over the 2022–2024 performance period ranked in the bottom quartile of its TSR peer group. While these outcomes are disappointing, they underscore Papa Johns’ continued commitment to aligning executive compensation with corporate performance and setting rigorous performance objectives.
2. Our NEOs
Our NEOs for fiscal year 2024 are:
•Todd Penegor, President and Chief Executive Officer;1
•Ravi Thanawala, Chief Financial Officer and EVP, International;2
•Joseph Sieve, Chief Restaurant and Global Development Officer;3
•Caroline Miller Oyler, Chief Legal and Risk Officer;
•Robert Lynch, Former President and Chief Executive Officer;4
1On July 31, 2024, the Board appointed Mr. Penegor as the Company’s President and Chief Executive Officer.
2Mr. Thanawala, the Company’s Chief Financial Officer, served in the additional position of interim Chief Executive Officer from March 20, 2024, through July 31, 2024. On September 9, 2024, Mr. Thanawala was promoted to Chief Financial Officer and EVP, International.
3On September 9, 2024, Mr. Sieve was promoted to Chief Restaurant and Global Development Officer.
4On March 18, 2024, Mr. Lynch informed the Board of his decision to resign from his positions as President and Chief Executive Officer of the Company and as a director of the Board, in each case effective March 20, 2024. Mr. Lynch continued his service with the Company as a strategic advisor through April 30, 2024, to assist in the transition of his duties.
3. Our Executive Compensation Process
Peer Group Companies and Benchmarking
Market pay levels and practices, including those of a relevant peer group, are among many factors the Compensation Committee considers in making compensation decisions. The market review is intended to provide an external framework for the range and reasonableness of compensation and to ensure we can provide competitive compensation needed to attract and retain the caliber of leadership critical to our success. The Compensation Committee reviews market data for all pay elements but does not target NEO compensation with respect to a specific benchmark, such as “median” or “50th percentile.” The Compensation Committee believes that dependence solely on benchmark data can detract from the focus on the performance of the individual NEO and his or her contribution to Company performance.
The Compensation Committee reviews the peer group annually in consultation with its independent compensation consultant. For competitive comparisons used to inform 2024 compensation decisions, the peer group included the companies in the following table.

COMPETITIVE PEER GROUP
Bloomin' Brands	Dine Brands Global, Inc.	Restaurant Brands International Inc.
Brinker International, Inc.	Domino’s Pizza, Inc.	Shake Shack, Inc.
The Cheesecake Factory, Inc.	Jack in the Box Inc.	Texas Roadhouse, Inc.
Chipotle Mexican Grill, Inc.	Krispy Kreme, Inc.	The Wendy’s Company
Denny’s Corp.	Red Robin Gourmet Burgers, Inc.	Wingstop, Inc.
2025 Proxy Statement     21

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS
The Committee believes the companies in the peer group share many characteristics with the Company, including a common industry, market capitalization and other financial criteria, and are an appropriate group of comparable companies with which we compete for executive talent. In January 2024, the Committee updated the peer group used to inform 2024 compensation decisions, taking into account a review by its independent consultant. Specifically, the Committee added Krispy Kreme, Red Robin and Shake Shack to the 2024 peer group as their size, scope and competition for talent were compatible to that of Papa Johns. The Committee also removed Darden, BJ’s Restaurants and Cracker Barrel Old Country Store, Inc. as the profiles of these companies are based on primarily non-franchise full service restaurant concepts. Red Robin was removed in October 2024 due to its decline in market capitalization and stock price.
Role of Compensation Consultants in the Executive Compensation Process
The Compensation Committee conducted a compensation consultancy request for proposal in the fall of 2023. After evaluating potential advisors for industry expertise, independence, innovation, consultant and firm reputation, and other factors, it chose Meridian Compensation Partners (“Meridian”) as its independent consultant. The Compensation Committee retained Meridian for 2024.
Meridian reported directly to the Compensation Committee and did not provide any other services to the Company. The Committee sought input from Meridian on compensation trends, appropriate peer group companies and market survey data, and specific compensation decisions as discussed in this Compensation Discussion and Analysis.
The Compensation Committee has reviewed and assessed Meridian’s independence pursuant to SEC and Nasdaq rules and determined that the firm is independent and has no conflicts of interest with the Company.
Role of Management in the Executive Compensation Process
In making certain 2024 compensation decisions related to annual increases, the Compensation Committee requested input from the former CEO, who reviewed the performance of the NEOs and the other members of the executive leadership team (other than himself), provided recommendations to the Committee on the NEOs’ and other executive leaders’ compensation, and provided perspective on the performance of the executive leadership team (other than himself). The Committee also received similar input from the current CEO on certain compensation changes occurring after his appointment. The Committee reviews and discusses pay decisions related to the CEO in executive session without the CEO present, and in accordance with Nasdaq rules, neither Mr. Penegor nor Mr. Lynch was present when their respective compensation was being discussed or approved.
The Committee’s determination of each NEO’s compensation was based on a qualitative and quantitative review and assessment of many factors, including the individual’s performance, experience, scope of responsibilities, leadership and development, and the importance of the NEO to the successful execution of our strategies.
Stockholder Input/Say-on-Pay Vote
The Company considers input from stockholders, including the results of the annual advisory vote on executive compensation (“say-on-pay proposal”), in determining compensation for our NEOs. At our 2024 Annual Meeting of stockholders, 99.5% of the votes cast on the say-on-pay proposal were in favor. The Committee considers the stockholders’ positive support of our executive compensation program as one of many factors the Committee uses in determining compensation for our NEOs.
In 2024, members of our executive leadership team, along with our Chairman of the Board and other Directors when appropriate, proactively sought feedback from and covered a broad range of topics during engagement with our stockholders including our strategic priorities, macroeconomic trends, and our corporate responsibility programs. We also conducted non-deal investor roadshows and attended multiple investor conferences throughout the year. Our executive leadership team, including our CEO, CFO, and members of our investor relations team, maintains regular contact with a broad base of investors, including our quarterly earnings calls, individual meetings, and other channels for communication, to understand their perspectives and key priorities. Feedback from stockholders helps inform our executive compensation decisions.
22     2025 Proxy Statement

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS
4. Compensation Policy Highlights
Consistent with stockholder interests and market best practices, our executive compensation program includes the following sound governance features:
•No executives have an employment agreement other than the CEO.
•No “single trigger” change of control payments.
•No guaranteed bonus or base pay increases, other than sign-on payments and inducements for new executives.
•No repricing or cash buyouts of underwater stock options or granting of discount-priced stock options. We have not issued stock options since 2019.
•Multi-year vesting and performance periods for annual equity grants.
•Maintain a “clawback” policy requiring recovery of excess performance-based compensation in the event the Company is required to prepare an accounting restatement in accordance with SEC rules and Nasdaq listing standards.
•Risk mitigation features including robust stock ownership requirements, multiple performance metrics to deter excessive focus on a singular performance goal in the annual MIP, and an annual risk assessment by the Compensation Committee.
•Use of an independent compensation consultant to provide advice in structuring pay packages for executives that reflect the Company’s pay-for-performance philosophy.
•No dividends or dividend equivalent rights paid on unexercised stock options.
•No dividends are paid on unearned performance-based units during the applicable performance period but will be deemed reinvested in additional share units that are only delivered if the performance-based units are earned.
•Do not time the disclosure of material non-public information for the purpose of impacting the value of executive compensation.
•No hedging or pledging of Company stock by executive officers or other employees or directors. See “Hedging and Pledging Policy” above for additional information.
2025 Proxy Statement     23

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS
5. Fiscal 2024 Executive Compensation Overview
In 2024, the Compensation Committee continued its practice of providing to its NEOs the following components of executive compensation:

Pay Component	Description	2024 Actions and Payments
Base Salary	Fixed cash compensation.	Mr. Penegor’s base salary of $1,000,000 was set in connection with his appointment as President and Chief Executive Officer in July 2024. Mr. Thanawala, Mr. Sieve and Ms. Oyler received market adjustments to each of their base salaries in March 2024 based on information provided by Meridian to ensure the salaries of our NEOs remain competitive with market rates and additional responsibilities. Mr. Thanawala also received a temporary base salary increase to $750,000 during the time period he served as interim CEO.
Annual Cash Incentive Compensation (under MIP)	Provides an annual cash incentive to the NEOs and others within the Company based upon achievement of pre-established annual performance goals related to Adjusted Operating Income, Net Development, North America Comparable Sales and corporate responsibility initiatives.	Based upon the Company’s achievement toward the pre-established annual performance goals under the MIP, NEO payouts under the MIP were 67.1% of target. Mr. Penegor received a one-time cash sign-on bonus of $250,000 payable in January 2025 for meeting certain transition goals and responsibilities.
Long-term Compensation •Restricted Stock – 50% •Performance-based units – 50%	Time-based Restricted Stock: 3 - Year Ratable Vesting, Performance-based units earned based on the Company’s three-year relative TSR and systemwide sales growth.	In 2024, each NEO received a target LTIP award comprised 50% of performance-based units and 50% of restricted stock. Mr. Penegor received a pro-rated LTIP equity award in connection with his appointment as President and Chief Executive Officer and a one-time restricted stock award in connection with his hiring in the amount of $1,250,000, vesting over three years. Mr. Thanawala received a one-time restricted stock award in connection with his role as interim CEO in the amount of $400,000 that cliff vests after two years of service. Ms. Oyler received a one-time restricted stock award in connection with her role during the CEO transition in the amount of $150,000 which also cliff vests after two years of service. Mr. Thanawala, Ms. Oyler and Mr. Sieve each received a one-time award of performance-based units granted in July 2024 for retention purposes.
6. Tying Pay to Performance
The Compensation Committee aligns the majority of NEO compensation to short- and long-term performance objectives. While salary is a fixed element of compensation, increases in salary are not guaranteed, and all other elements of compensation above are tied to Papa Johns overall performance. In 2024, the Committee continued to apply our pay-for-performance philosophy by:
•Setting rigorous, objective performance goals under the annual cash incentive award, the MIP.
•Granting performance-based units under the LTIP that are tied to performance metrics consisting of relative TSR versus the 19 other companies in the S&P 1500 restaurant category and cumulative systemwide sales growth, each measured over a three-year period.
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•Granting restricted stock awards that typically vest over three years, tying executive compensation to long-term service and the creation of long-term stockholder value. Award levels are tied to individual performance and individual success in driving results.
Consistent with our pay-for-performance compensation philosophy, executives with the greatest potential to impact the Company’s success by achieving the Company’s strategic and performance objectives receive a greater proportion of “at-risk” or variable compensation. For 2024, 93% of Mr. Penegor’s compensation at target and 73% of our other current NEOs’ compensation at target (without consideration of sign-on or other one-time awards) was tied to specific performance objectives or our total shareholder return.

Mr. Penegor Variable Compensation at Target 93%[1]	Average NEO Variable Compensation at Target 70%[2]
(1)The compensation above includes Mr. Penegor's actual salary and MIP paid in 2024 and annualized LTIP awards.
(2)Average NEO variable compensation does not include compensation paid to former Chief Executive Officer, Robert Lynch.
7. Elements of Fiscal 2024 Executive Compensation
Base Salary

NEO	2023 Base Salary	2024 Base Salary	Rationale
Todd Penegor	N/A	$1,000,000	Appointment as President and CEO
Ravi Thanawala	$600,000	$675,000*	Market adjustment and promotion to CFO and EVP, International
Joseph Sieve	$435,000	$525,000	Market adjustment and promotion to Chief Restaurant and Global Development Officer
Caroline Miller Oyler	$485,000	$525,000	Market adjustments
Robert Lynch	$1,000,000	$1,000,000	No change - left the Company in 2024
*Reflects base salary as of year-end 2024 and does not reflect temporary pay increases for interim assignments or pro-rated amounts due to mid-year appointments.
Base salary increases are typically considered annually and upon organizational changes that may occur throughout the year. No executive officer is guaranteed a salary increase. The analysis for adjustments to base salary compensation considers all of the factors described under “Our Executive Compensation Process” above. Adjustments to base salary, if any, typically occur during the first quarter of each year. The NEOs' base salaries in 2024 were set or adjusted as follows:
•Upon his appointment, the base salary of our new CEO, Mr. Penegor was set at $1,000,000.
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•Mr. Thanawala’s base salary was adjusted from $600,000 to $620,000 based on a market adjustment on March 4, 2024. He received an increased base salary of $750,000 during the time he served as interim CEO from March 21, 2024, through the end of the transition period on September 1, 2024, at which point his salary reverted to $620,000. His base salary was subsequently increased to $675,000 in connection with his appointment as CFO and EVP, International, on September 9, 2024.
•Mr. Sieve’s base salary was adjusted from $435,000 to $500,000 based on a market adjustment on March 4, 2024. Mr. Sieve’s base salary was further adjusted from $500,000 to $525,000 in connection with his appointment as Chief Restaurant and Global Development Officer on September 9, 2024.
•Ms. Oyler’s base salary was adjusted from $485,000 to $525,000 based upon a market adjustment on March 4, 2024.
Short-Term Cash Incentive Compensation
In 2024, our short-term cash incentive program known as MIP was designed to reward achievement of annual performance objectives, with priority placed on our adjusted operating income metric. Fifty percent (50%) of the MIP’s payout was based on the adjusted operating income metric. Twenty-five percent (25%) of the MIP’s payout was based on North American comparable sales, fifteen percent (15%) on North American net development, five percent (5%) on international net development, and five percent (5%) of the MIP’s payout was based on a corporate responsibility metric. Each of these metrics operates independently of one another with the exception of the corporate responsibility metric, which, if met, would provide for a payout on that metric at the greater of 100% or the same payout percentage as the financial metrics. Each of these metrics require achievement of certain minimum pre-established goals to payout, which begins at 50% of target. The maximum potential payout was 200% of each executive’s target. The Company believes the MIP design, along with a cap of 200%, prevents paying excessive awards and is an important element in mitigating the risk of focusing on short-term performance.
For 2024, adjusted operating income (as defined in the table below) was below the target performance level, resulting in performance of 40% on that particular metric. Our comparable sales metric for North America did not achieve a payout. Our net development for North America exceeded the target performance level resulting in performance of 18.8% on that metric. Each of our net development for international and corporate responsibility goals were achieved between threshold and at target performance levels.

Metric	Definition	Weighting	Target(1)	Actual Results		Calculated Payout Percentage	Award Percentage
Adjusted Operating Income	Adjusted operating income on a 52-week basis.	50%	$160,700	$148,183	(2)	80.6%	40.3%
North America Comparable Sales	North America system-wide comparable sales (average same-store, year-over-year sales), an industry standard used to measure company growth.	25%	3.1%	-3.8%		0.0%	0.0%
Net Development	N.A. system-wide store openings less store closings.	15%	72 units	81 units		125.0%	18.8%
	International - outside of N.A., all systemwide store openings less store closings	5%	70 units	43 units		61.1%	3.1%
Corporate Responsibility Metric		5%	Progress against goals	Achieved		100.0%	5.0%
Actual Payout	Payout %						67.1%
(1)(In thousands) If Adjusted Operating Income of $128.6 million was not achieved then there could be no payout under this metric.
(2)(In thousands) Adjusted Operating Income is a non-GAAP financial measure. See Annex A to this Proxy Statement for a reconciliation of Adjusted Operating Income to the nearest GAAP financial measure.
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Performance targets for each MIP metric were set by the Committee with consideration of stockholder value creation as well as the Company’s targets contained in the annual budget and operating plan. The performance targets to achieve target payout were set in conjunction with the Company’s 2024 annual budget.
In 2024, the target MIP awards (expressed as percentages of base salary and dollar amounts) and the earned MIP awards (expressed as dollar amounts) for each NEO were as follows:

Named Executive Officer[1]	Title	Target Short-Term Incentive Award (% of Base Salary)	Target Short-Term Incentive Award $		Actual Short-Term Incentive Award $
Todd Penegor	President and Chief Executive Officer	150%	1,500,000	*	418,085
Ravi Thanawala	Chief Financial Officer & EVP, International	75%	506,250		452,826
Joseph Sieve	Chief Restaurant and Development Officer	75%	393,750		249,835
Caroline Miller Oyler	Chief Legal and Risk Officer, Corporate Secretary	75%	393,750		260,722
Robert Lynch	Former President and Chief Executive Officer	150%	0		0
(1)Table reflects NEOs in position as of year-end on December 29, 2024, unless otherwise noted.
*Target award based on full-year 2024 base salary levels. Actual award based on salary actually paid in 2024.
Each NEO’s actual annual incentive award payment in the table above is determined by formula based on the Company’s achievement of the pre-established performance targets that are derived from the Board-approved annual budget and operating plan. By tying the targets to the budget and operating plan, we believe the plan rewards performance, and payments will generally correlate to our operating results in a given year. As discussed above, actual 2024 results for all metrics resulted in an MIP payout of 67.1% of target.
Since 2022, our MIP has also included a qualitative corporate responsibility performance metric to incentivize and measure management’s success in implementing key corporate responsibility priorities, including in such areas as governance, community engagement, human capital management and environmental disclosures. This corporate responsibility metric was weighted at 5% of the target versus 6% in the prior year. The Compensation Committee determined that management delivered performance at the target level with respect to the corporate responsibility metric, based upon the achievement of pre-determined goals.
Long-Term Incentive Compensation
Our long-term incentive awards for executive officers consist of time-based restricted stock (weighted 50%) and performance-based units (weighted 50%). The determination of the annual grant values is a function of a number of factors considered by the Compensation Committee, including market competitiveness, position within the organization, significance of the individual to the Company’s strategy and success, and the level of “total direct compensation” deemed to be appropriate for the NEO.
In February 2024, our Compensation Committee approved the annual grant of time-based restricted stock and performance-based units to each NEO in accordance with our equity grant practices policy, with the effective date of grant on March 4, 2024, two business days after the release of our fourth- quarter and full-year 2023 earnings.
Time-Based Restricted Stock. We awarded restricted stock in 2024 to provide long-term compensation to our NEOs, helping to build a culture of ownership. We believe restricted stock awards are a strong executive retention tool and align the interests of our executives with the interests of stockholders. The time-based restricted stock awards in 2024 have a three-year graded vesting schedule (i.e., one-third vests per year).
Performance-based Awards Based on Total Shareholder Return and Cumulative Systemwide Sales. In 2024, the Compensation Committee amended the design of its annual grant of performance-based restricted stock units (“performance-based units”). Unlike prior years, where 100% of the performance metrics for the performance-based units were tied to a three-year relative Total Shareholder Return (“TSR”) metric, the 2024 performance-based units were weighted 50% on performance under the TSR metric and were weighted 50% on performance under a new three-year Cumulative Systemwide Sales (“SWS”) metric. The Committee introduced the SWS metric to reflect our continued focus on growing systemwide sales and revenue over the performance period. We believe this plan best supports our long-term strategic and financial priorities.
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Description of TSR Metric
The TSR metric measures TSR (which is generally the change in the trading price of a share of common stock plus dividends paid) on our common stock relative to the TSR of a group of publicly traded companies deemed comparable by the Compensation Committee (the “TSR Peer Group”) over a three-year performance period starting on the grant date (the “Performance Period”). The Performance Period for the 2024 TSR metric is March 4, 2024, to January 29, 2027.
At the end of the Performance Period, half of the performance-based units will vest at 100% and be converted into shares of our common stock if the TSR of our common stock is equal to the 50th percentile of the TSR of the companies in the TSR Peer Group (“Target TSR Shares”). The actual number of shares that may be earned based on the TSR metric ranges from 0% to 200% of the Target TSR Shares according to the following table:

PZZA Relative TSR vs. TSR Peer Group Companies	Percentage of Target TSR Shares Earned
>= 75th Percentile	200%
50th Percentile	100%
25th Percentile	50%
< 25th Percentile	0%
If our relative TSR is below the 25th percentile of the TSR Peer Group, then no shares will be earned. Payout will be linearly interpolated for performance between the 25th and 50th percentiles, and for performance between the 50th and 75th percentiles.
The TSR Peer Group
The TSR Peer Group is comprised of 19 companies, listed below, and includes companies listed in the S&P 1500 Restaurants Sub-Industry GICS code. The TSR Peer Group represents a broader group outside our compensation peer group with which we compete for business and investment capital as well as executive talent:

2024 TSR PEER GROUP[1]
Aramark Inc	Darden Restaurants	Texas Roadhouse, Inc.
BJ's Restaurants, Inc.	Dine Brands Global, Inc.	The Cheesecake Factory, Inc.
Bloomin Brands, Inc.	Domino’s Pizza, Inc.	The Wendy’s Company
Brinker International, Inc.	Jack in the Box Inc.	Wingstop Inc.
Chipotle Mexican Grill, Inc.	McDonald's Corporation	YUM! Brands, Inc.
Chuy's Holdings[2]	Shake Shack
Cracker Barrel Old Country Store, Inc.	Starbucks Corporation
(1)Ruth’s Hospitality Group, Inc. and Dave & Buster’s Entertainment, Inc., were removed from the S&P1500 Restaurants sub-index in 2024. Aramark Inc. was added as a component company in 2024.
(2)Chuy’s Holdings, which was initially included in our 2024 TSR Peer Group, has been subsequently removed from the S&P1500 Restaurants sub-index in 2024 and therefore will no longer be included in our 2024 TSR Peer Group.

Description of SWS Metric
At the end of the Performance Period, half of the performance-based units (“Target SWS Shares”) will vest and be converted into shares of our common stock based upon cumulative systemwide sales for the years
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2024-2026. The actual number of SWS Shares that may be earned ranges from 0% to 200% of the Target SWS Shares according to the following table:

3-Year Cumulative System-wide Sales ($mm)	Percentage of Target SWS Shares Earned
$17,056 and above	200%
$16,245	100%
$15,692	50%
< $15,692	0%
*These targets are not a prediction of how the Company will perform during the years 2024 through 2026 or any other period in the future. The sole purpose of the targets, which were approved by the Compensation Committee at the time the performance-based units were granted, is to establish a method for determining the number of performance-based units that may vest. The Company is not providing any guidance, nor updating any prior guidance, of its future performance with the disclosure of these targets, and investors are cautioned not to rely on them as a prediction of Papa Johns’ future performance.
If our three-year cumulative systemwide sales are below $15,692 million, then no shares will be earned. Payout will be linearly interpolated for performance between cumulative systemwide sales of $15,692 million and $17,056 million.
2024 Performance Shares Awarded
As of the beginning of the Performance Period, participants are awarded performance-based units denominated in the number of shares earned if target performance is achieved (“Total Target Shares”). The number of Total Target Shares granted to the NEOs in 2024 were as follows: Mr. Thanawala, 6,512 shares (plus an additional pro-rated amount of 1,069 shares in connection with his appointment as CFO and EVP, International); Mr. Sieve, 3,256 shares (plus an additional pro-rated amount of 401 shares in connection with his appointment as Chief Restaurant and Global Development Officer; and Ms. Oyler, 3,256 shares. On July 31, 2024, Mr. Penegor received 23,891 shares (pro-rated amount of his annual award due to his appointment mid-year). Mr. Lynch received 29,603 shares, all of which were forfeited upon his departure from the Company on April 30, 2024.
If an executive is terminated without cause prior to the end of the Performance Period, the executive receives a pro rata payout based upon achievement of the award’s performance element, provided at least 12 months of service have been provided during the Performance Period. No dividends paid by the Company on its common stock during the Performance Period are paid to holders of Target Shares during the Performance Period. Instead, dividends paid during the Performance Period will be deemed reinvested in additional share units on the ex-dividend date and will be delivered only to the extent the underlying performance-based shares are earned. Individuals who are awarded Target Shares are subject to the Company’s clawback provisions as well as certain restrictive covenants that survive the Performance Period.
2022 Performance-based Units. Performance-based units granted in 2022 paid out at 0% of target as relative TSR over the period of 2022-2024 was below the 25th percentile compared to the performance peers selected for the 2022 grant.
8. Compensation of Chief Executive Officer
In connection with his appointment as President and CEO, the Company entered into an employment agreement with Mr. Penegor on July 31, 2024 (the “Employment Agreement”). The Employment Agreement has a four-year term expiring on June 30, 2028. The Employment Agreement provides (i) for a minimum annual base salary of $1,000,000, (ii) an annual cash incentive opportunity with a target set at 150% of base salary, which was prorated in 2024 for his time in service, and (iii) annual equity awards opportunities applicable to other of the Company’s executive officers. Under his Employment Agreement, his initial annual equity awards granted in fiscal year 2024 and 2025 under the Company’s long-term incentive program each had a target grant-date fair value of at least $5 million (pro-rated to $2.5 million in 2024), made in the same allocation of grant types as awarded to other executive officers of the Company.
During the term of the Employment Agreement, any base salary increases, and the amount, performance criteria and terms of bonus awards and equity awards are at the discretion of the Compensation Committee of the Board. In addition, Mr. Penegor was eligible for a cash transition bonus of $250,000 payable as soon as
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practicable after December 31, 2024, upon his continued employment through such date and achievement of certain non-financial performance objectives related to the satisfaction of certain transition goals and responsibilities established by the Compensation Committee. The Compensation Committee determined that Mr. Penegor satisfied these transition goals and he received this bonus in January 2025. In addition, Mr. Penegor was granted a one-time sign-on award of restricted stock units with a value of $1.25 million on July 31, 2024, one-third of which will vest on each anniversary of the grant date. Mr. Penegor is also entitled to relocation benefits consistent with the Company’s policy for executive officers, plus an additional $150,000 payment to cover relocation and moving expenses. Relocation benefits are “grossed up” to cover applicable taxes per the Company’s standard policy for employees.
Mr. Lynch did not receive any severance benefits in connection with his resignation as President and Chief Executive Officer.
9. Compensation of Other NEOs
The Compensation Committee made certain compensation adjustments for interim appointments, promotions and market adjustments.
Interim Appointments and Market Adjustments
In connection with Mr. Thanawala’s appointment as interim Chief Executive Officer from March 20, 2024 through July 31, 2024, the Committee approved (i) a temporary increased base salary of $750,000 payable through the transitionary period ending on September 1, 2024, at which point his base salary reverted to $620,000 and (ii) an increase in his target annual bonus opportunity from 75% to 125% of his base salary, which was prorated for his time in service and reverted to 75% on July 31, 2024. Mr. Thanawala was also awarded a time-based restricted stock grant on March 25, 2024, with a value of $400,000 that will cliff vest on the second anniversary of the grant date, subject to his continued service with the Company.
On September 9, 2024, the Company appointed Mr. Thanawala to serve as its Chief Financial Officer and EVP, International. The Committee approved an increase to his annual base salary from $620,000 to $675,000, and an increase to his annual LTIP award from a target grant-date fair value of $1,000,000 to a target grant-date fair value of $1,500,000 on September 9, 2024 (pro-rated in 2024). His annual cash incentive target under the MIP of 75% of base salary remained unchanged.
On September 9, 2024, Mr. Sieve was appointed Chief Restaurant and Global Development Officer. The Committee approved an increase to his base salary from $500,000 to $525,000 and (ii) an increase to his annual LTIP award from a target grant-date fair value of $550,000 to a target grant-date fair value of $700,000 on September 9, 2024 (pro-rated in 2024).
On March 25, 2024, Ms. Oyler was granted a one-time award of restricted stock units in connection with her role during the interim CEO transition with a target grant-date fair value of $150,000 that will cliff vest on the second anniversary of the grant date, subject to her continued service with the Company.
One-time Management Performance-based Retention Awards
On July 17, 2024, the Compensation Committee approved the one-time grant of performance-based restricted stock unit awards (the “Retention Awards”) to key executives serving the Company at the time, including Mr. Thanawala, Mr. Sieve, and Ms. Oyler. The Retention Awards are designed to incentivize long-term outperformance of the Company’s stock price, aligning the executives’ interests with those of the Company’s stockholders, and ensure the retention of key executives.
The Retention Awards are eligible to become earned based on achievement of three significant stock price appreciation hurdles over a three-year performance period from the date of grant and are conditioned upon continued service for four years following the grant date. The average closing trading price of the Company’s common stock must exceed the applicable stock price hurdle for 30 consecutive trading days at any point during the three-year performance period in order for the stock price hurdle to be considered achieved. Notwithstanding the date of achievement of the stock price hurdles during the three-year performance period, the Retention Awards vest (if any stock price hurdle is achieved) on the fourth anniversary of the grant date, which requires continued service through such date.
The following table illustrates the amounts of performance-based restricted stock units that can be earned based on achievement of the three rigorous stock price hurdles applicable to the Retention Awards, which hurdles were established by the Compensation Committee based on the percentage appreciation of the
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Company’s common stock compared to the multi-day average closing price of the common stock for the 30 trading days preceding July 3, 2024:

	% of Retention Awards Earned	Stock Price Hurdle	% Appreciation from 30-day Average Closing Price of $47.34 on July 3, 2024
Retention Award Hurdle #1	30%	$65.00	37%
Retention Award Hurdle #2	Additional 30%	$75.00	58%
Retention Award Hurdle #3	Additional 40%	$85.00	80%

None of the stock price hurdles has been achieved as of March 21, 2025.
The Compensation Committee approved the Retention Awards following a comprehensive review of the Company’s executive compensation program conducted with the Compensation Committee’s independent compensation consultant, taking into account the Company’s transformation objectives and retention goals. The Retention Awards are designed to further align the interests of the Company’s executives with those of its stockholders, by incentivizing the stock performance outcomes and exposing executives more directly to the market price of the Company’s common stock, increasing executive stock ownership over time and promoting retention given their potential value.
Mr. Thanawala received a Retention Award that can vest up to 39,607 performance-based restricted stock units, representing a maximum grant value of $1,875,000 divided by $47.34, which represents the 30-day trailing average closing price of the Company’s common stock as of July 3, 2024.
Ms. Oyler received a Retention Award that can vest up to 27,725 performance-based restricted stock units, representing a maximum grant value of $1,312,500 divided by $47.34.
Mr. Sieve received a Retention Award that can vest up to 26,405 performance-based restricted stock units, representing a maximum grant value of $1,250,000 divided by $47.34. The number of performance-based restricted stock units described above represents achievement of 100% of the stock price hurdles and such performance-based restricted stock units will be forfeited if the stock price hurdles are not achieved.
If an executive’s employment is terminated by the Company without “Cause” (as defined the award agreement for the Retention Awards) before the Retention Awards have vested, the Retention Awards will vest based upon the actual achievement of the stock price hurdles through the date of the termination. However, if the termination without Cause occurs within the first 18 months of the performance period and no stock price hurdles have been achieved by such date, 20% of the shares subject to the Retention Award will vest. If an executive’s employment is terminated due to death or disability, the Retention Awards will vest based upon the actual achievement as of the date of the termination event. In addition, the award agreement for the Retention Awards provides for “double trigger” equity acceleration in the event that an executive is terminated in an “Involuntary Termination” (as defined in the award agreement) within twelve months following a “Corporate Transaction” (as defined in the Company’s 2018 Omnibus Incentive Plan).
10. Compensation Risk Assessment
On an annual basis, we review and analyze whether our compensation plans, policies, and practices pose material risks. Following this analysis in 2024, the Compensation Committee agreed with management’s assessment that the approved compensation plans do not pose any risks that are reasonably likely to have a material adverse effect on the Company. The Committee believes our compensation plans, policies, and practices are designed to reward performance tied to the achievement of the Company’s long and short-term goals. The metrics used to determine the amount of compensation earned by our NEOs are determined by the Company’s objective performance and reported results, and our consistent with the Company’s long-term strategic plan.
11. Other Compensation Policies and Programs
Practices Regarding the Grant of Equity Awards.
All equity awards are granted under a shareholder-approved plan and stock options are granted at an exercise price at the closing market price of the Company’s common stock on the date of the grant. Equity awards, including stock options, are not granted in anticipation of the release of material non-public information, and the release of material non-public information is not timed on the basis of option or other equity grant dates.
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Clawback Policy
Under the terms of the Company’s 2018 Omnibus Incentive Plan (the “Omnibus Plan”), the MIP and other agreements, the NEOs’ incentive compensation is subject to “clawback” if the Company is required to prepare an accounting restatement due to the material noncompliance by the Company, as a result of misconduct by the NEO, with any financial reporting requirement under the federal securities laws. In such circumstances, the NEO will be required to reimburse the Company the amount of any award earned or accrued during the period of 12 months following the first public issuance or filing of the financial document that contained information affected by such material noncompliance. In addition, if the Company is required to prepare an accounting restatement, grantees under the Omnibus Plan will be required to forfeit any awards based on the achievement of pre-established performance goals to the extent the restatement indicates the performance goals were not achieved.
On December 1, 2023, the Company also adopted an executive compensation clawback policy that complies with the SEC’s and Nasdaq’s requirements for executive compensation recovery. Pursuant to the clawback policy, Company must recover incentive-based compensation (generally consisting of the annual MIP and performance-based units) from executive officers in the event the Company is required to prepare an accounting restatement due to material noncompliance of the Company with any financial reporting requirement under the securities laws (including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period).
The clawback policy requires the Company to recover reasonably promptly the amount of incentive compensation received by executive officers that exceeds the incentive compensation that would have been received taking into account the accounting restatement, regardless of whether the restatement is due to any fault or misconduct on the part of the officer.
Deferred Compensation and Retirement Benefits
The Company maintains retirement and savings benefits for its executives and other employees. The NEOs were eligible to participate in the Company’s 401(k) Plan. The Company also maintained in 2024 a Nonqualified Deferred Compensation Plan (the “NQDCP”) for the NEOs and other employees who are Director-level or above. The NQDCP provides eligible participants an opportunity to defer all or part of their base salary and/or bonus compensation to a future date.
Under the NQDCP, participants are able to choose from various investment crediting options consistent with those offered under the Company’s 401(k) Plan. There are currently 27 investment crediting options available under the NQDCP, including Company stock, which may be used to determine the rate of return to be credited on participant deferrals.
Allowances and Other Benefits
The NEOs are also eligible for disability and life insurance benefits under the plans available to salaried Company employees. The Company may also contract for the use of private aircraft to allow NEOs to travel for business purposes, particularly for reasons of safety and security and efficient use of travel time, subject to approval by the President and Chief Executive Officer.
In addition, the Company made available to the NEOs and certain executives an executive health screening assessment through Emory Healthcare paid for by the Company. Only one NEO utilized this benefit in 2024, and the cost of this service was less than $4,000.
Severance and Change of Control Benefits
The Compensation Committee believes that providing severance benefits to NEOs upon certain termination events or upon qualifying terminations following a change of control of the Company supports the following goals: (i) recruiting and retaining qualified executives; (ii) clarifying terms of employment and reducing the risk of employment disputes; and (iii) ensuring that post-employment obligations are met. The change of control benefits are structured to protect the interests of stockholders by including a “double-trigger” mechanism that results in a severance payout only when a change of control is consummated and the executive is terminated by the Company without cause or by the executive for good reason within 24 months following the change of control.
Severance Pay Plan
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The Company has in place a Severance Pay Plan, as amended, that covers the severance benefits payable to the Company’s employees (including the NEOs) in connection with a qualifying termination (other than the Chief Executive Officer, whose severance benefits are set forth in his employment agreement with the Company). Under the Severance Pay Plan the NEOs and employees with the title of Chief Officer who are members of the Company’s Executive Leadership Team will receive a severance benefit in the event of termination without cause equivalent to 12 months of base salary, a pro-rata portion of MIP bonus based on period of service, 12 months of COBRA coverage continuation benefits, and six months of outplacement services.
Change of Control Severance Plan
Under the Company’s Amended and Restated Change of Control Severance Plan, effective November 1, 2020 (the “Amended Plan”), the Company will pay certain severance benefits to the NEOs and other key executives in connection with a qualifying termination following a change of control of the Company (other than the Chief Executive Officer, whose change-of-control severance benefits are set forth in his employment agreement with the Company). The Compensation Committee approved Amendment No. 1 (the “Amendment”) to the Amended Plan (collectively, the “Plan”) effective August 6, 2024. Pursuant to the Amendment, upon a Qualifying Termination within twenty-four months of a Change of Control (as each term is defined in the Plan), outstanding unvested time-based equity awards held by participants in the Plan (which include certain NEOs) will vest in full, rather than receiving 12 months of vesting credit. The Committee approved the Amendment upon the recommendation of its independent compensation consultant in order to bring the Company’s severance benefits in line with market practice.
Please see the “Change of Control and Termination Payments” section for a summary of the severance benefits payable to the NEOs under the applicable plans in the event of a change of control.
12. Continued Focus on our Long-Term Success
Stock ownership by our executive officers is a key component of our executive compensation philosophy. We believe that executive ownership of our stock demonstrates to investors that our executives have a significant stake in the Company and its future and mitigates risks associated with equity compensation programs.
The ownership guidelines for our current NEOs are:

Executive Officer	Ownership Guideline as a Multiple of Base Salary (x)
Chief Executive Officer	5.0x
All other Executive Officers	3.0x
NEOs have five years after becoming subject to the ownership requirement to achieve the ownership level. Our NEOs are subject to an additional equity holding requirement that applies when ownership requirements have not been met, in which case all equity acquired upon vesting of awards, net of taxes, must be held until the executive achieves the applicable ownership level.
Ownership levels at any particular time are calculated based on the purchase price of shares owned or the actual price on the measurement date, whichever is higher. Sources of ownership for measurement purposes include:
•stock personally or otherwise beneficially owned directly or indirectly;
•stock equivalent units held in our nonqualified deferred compensation plan;
•stock held in a 401(k) account or other qualified retirement account, such as an IRA; and
•unvested restricted stock (excluding performance-based units).
The Compensation Committee reviews the stock ownership guidelines on an annual basis. As of December 29, 2024, all current NEOs were in compliance with the equity holding requirement of the guideline and are on track to meet the ownership requirements, although not every NEO has reached the ownership requirements due to a lack of sufficient time served with the Company.
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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS
13. Tax and Accounting Policies
The deductibility of compensation expense under Code Section 162(m) of the Internal Revenue Code has not been a material consideration for our Compensation Committee based on the levels and types of compensation we pay. Code Section 162(m) generally limits the U.S. federal income tax deduction for compensation paid to our NEOs to $1,000,000 per covered employee. The Committee will continue to consider tax implications in making compensation decisions and, when believed to be in the best long-term interests of our stockholders, may provide compensation that is not fully deductible.
We expense the cost of employee stock-based compensation in accordance with the fair value method contained in the Financial Accounting Standards Board Accounting Standards Codification “Compensation — Stock Compensation” (which we refer to as the ASC Stock Compensation Topic). We recorded stock-based compensation expense of $9.6 million in 2024, $17.9 million in 2023, and $18.4 million in 2022. As a result, the expense related to equity compensation has been and will continue to be a material consideration in our overall compensation program design.
Compensation Committee Report
The Compensation Committee of the Board has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. In reliance on the review and discussions referred to above, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 29, 2024, and in this Proxy Statement.
COMPENSATION COMMITTEE
John W. Garratt, Chair
Jocelyn C. Mangan
Sonya E. Medina
John C. Miller
This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.
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Summary Compensation Table
The table below summarizes the total compensation paid or earned by the NEOs for each of the last three fiscal years during which the officer was a named executive officer.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(5)	Total ($)
Todd A. Penegor	2024	415,385	—	3,750,034	—	418,085	—	233,226	4,816,730
President and Chief Executive Officer
Ravi Thanawala	2024	691,962	412,500	2,330,945	—	452,826	—	13,938	3,902,171
Chief Financial Officer & EVP International and Former Interim President & CEO	2023	265,385	412,500	2,250,067	—	96,860	—	96,513	3,121,325
Joseph Sieve	2024	496,443	—	1,069,005	—	249,835	—	13,800	1,829,083
Chief Restaurant & Global	2023	427,789	—	381,041	—	156,415	—	13,200	978,445
Development Officer	2022	261,539	—	550,068	—	—	—	—	811,607
Caroline Miller Oyler	2024	518,077	—	1,197,703	—	260,722	—	13,800	1,990,302
Chief Legal and Risk Officer,	2023	492,404	—	499,968	—	179,718	—	13,312	1,185,402
Corporate Secretary	2022	470,673	—	425,111	—	—	—	12,200	907,984
Robert M. Lynch	2024	369,231	—	5,000,006	—	—	—	—	5,369,237
Former President and Chief	2023	1,019,231	—	4,999,865	—	744,000	—	17,030	6,780,126
Executive Officer	2022	982,692	—	4,600,046	—	—	—	52,323	5,635,061
(1)Amounts in this column represent for Mr. Thanawala, sign-on compensation consisting of two installments of a $825,000 sign-on cash bonus, with $412,500 paid on each of July 24, 2023 and July 24, 2024, which is subject to certain clawback provisions.
(2)Amounts in this column reflect the aggregate grant date fair value for each respective fiscal year related to both time-based restricted stock and performance-based units granted in 2024, 2023, and 2022. Fair values were computed under the applicable Accounting Standards Codification (ASC) Stock Compensation topic. For additional information on the assumptions used in the calculation of these amounts, please see Footnote 20 to the Company’s audited financial statements for the fiscal year ended December 29, 2024, Footnote 20 to the Company’s audited financial statements for the fiscal year ended December 31, 2023, and Footnote 20 to the Company’s audited financial statements for the fiscal year ended December 25, 2022, included in the Company’s respective Annual Reports on Form 10-K. See the "Grants of Plan-Based Awards Table" for more information about the equity awards granted to our NEOs in 2024. For 2024, the grant-date values of the annual grant of the performance-based units, based on the maximum outcome of the performance conditions are as follows: $2,499,954 for Mr. Penegor, $1,099,877 for Mr. Thanawala, $549,938 for Mr. Sieve, $549,938 for Ms. Oyler, and $4,999,947 for Mr. Lynch. In addition, the grant-date value of the promotion performance-based units granted to Mr. Thanawala and Mr. Sieve on September 9, 2024, presuming maximum performance, was $119,920 and $44,984, respectively. The grant-date value of the one-time retention awards granted to Mr. Thanawala, Mr. Sieve and Ms. Oyler on July 17, 2024 at the maximum performance level is $710,946; $473,970; and $497,644, respectively. All unvested awards granted to Mr. Lynch were forfeited upon his departure from the Company on April 30, 2024.
(3)The Company has not awarded stock option awards as compensation since 2019.
(4)Amounts in this column reflect payments earned by each NEO pursuant to our Management Incentive Plan, or MIP, based on applicable corporate performance metrics.
(5)Amounts in this column for 2024 are set out in the table below:

Name	Company Matching Contributions to 401k Plan ($)	Lump Sum Relocation ($)	Gross-up Payment ($)
Todd A. Penegor	6,154	149,979	77,093
Ravi Thanawala	13,800	138	—
Joseph Sieve	13,800	—	—
Caroline Miller Oyler	13,800	—	—
Robert M. Lynch	—	—	—
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EXECUTIVE COMPENSATION
Grants of Plan-Based Awards
The following table presents information with respect to the grants of plan-based awards made by the Company to each of the NEOs during the fiscal year ended December 29, 2024.

		Date of Compensation Committee Meeting at Which Grant Was Approved	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)		Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Todd A. Penegor		—	311,538	623,077	1,246,154	—	—	—	—		—
Pro-rated annual grant of performance-based units	7/31/2024	7/31/2024	—	—	—	11,946	23,891	47,782	—		1,249,977
Pro-rated annual grant and sign-on grant of time-based restricted stock	7/31/2024	7/31/2024	—	—	—	—	—	—	56,524	(iii)	2,500,057
Ravi Thanawala		—	337,426	674,853	1,349,705	—	—	—	—		—
Annual grant of performance-based units	3/4/2024	2/21/2024	—	—	—	3,256	6,512	13,024	—		549,938
Retention grant of performance-based units	7/17/2024	7/16/2024	—	—	—	—	39,607	39,607	—		710,946
Promotion grant of performance-based units	9/9/2024	9/5/2024	—	—	—	535	1,069	2,138	—		59,960
Annual grant of time-based restricted stock	3/4/2024	2/21/2024	—	—	—	—	—	—	7,709	(i)	550,037
Special grant of time-based restricted stock received for service as Interim CEO	3/25/2024	3/20/2024	—	—	—	—	—	—	6,032	(ii)	400,042
Promotion grant of time-based restricted stock	9/9/2024	9/5/2024	—	—	—	—	—	—	1,266	(iv)	60,021
Joseph Sieve		—	186,166	372,332	744,663	—	—	—	—		—
Annual grant of performance-based units	3/4/2024	2/21/2024	—	—	—	1,628	3,256	6,512	—		274,969
Retention grant of performance-based units	7/17/2024	7/16/2024	—	—	—	—	26,405	26,405	—		473,970
Promotion grant of performance-based units	9/9/2024	9/5/2024	—	—	—	201	401	802	—		22,492
Annual grant of time-based restricted stock	3/4/2024	2/21/2024	—	—	—	—	—	—	3,855	(i)	275,054
Promotion grant of time-based restricted stock	9/9/2024	9/5/2024	—	—	—	—	—	—	475	(iv)	22,520
Caroline Miller Oyler		—	194,279	388,558	777,115	—	—	—	—		—
Annual grant of performance-based units	3/4/2024	2/21/2024	—	—	—	1,628	3,256	6,512	—		274,054
Retention grant of performance-based units	7/17/2024	7/16/2024	—	—	—	—	27,725	27,725	—		497,664
Annual grant of time-based restricted stock	3/4/2024	2/21/2024	—	—	—	—	—	—	3,855	(i)	275,054
Special grant of time-based restricted stock received for assistance to Interim CEO	3/25/2024	3/20/2024	—	—	—	—	—	—	2,262	(ii)	150,016
Robert M. Lynch		—	—	—	—	—	—	—	—		—
Annual grant of performance-based units	3/4/2024	2/21/2024	—	—	—	14,802	29,603	59,206	—		2,499,973
Annual grant of time-based restricted stock	3/4/2024	2/21/2024	—	—	—	—	—	—	35,039	(i)	2,500,033
(1)Amounts in these columns represent plan awards pursuant to our annual MIP, for the fiscal year ended December 29, 2024. For the actual amounts paid to the NEOs pursuant to the MIP during 2024, see the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.
(2)Amounts in this column represent grants of performance-based units. The 2024 performance-based units vesting date is March 4, 2027, subject to relative performance based on the S&P 1500 Restaurant Peer Group and internal Global Systemwide Sales goals. The 2024 performance-based units have a maximum payout of 200%. These amounts also include one-time retention awards for Mr. Thanawala, Mr. Sieve and Ms. Oyler as more fully described on page 30. The one-time retention awards are eligible to become earned based on achievement of three significant stock price appreciation hurdles over a three-year performance period ending July 17, 2027, and vesting is conditioned upon continued service through July 17, 2028.
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(3)Amounts in this column represent grants of time-based restricted stock. At the time the Company pays dividends to holders of its common stock, recipients of time - based restricted stock also receive dividends on the unvested and outstanding shares. The 2024 restricted stock grant vesting dates are indicated as follows:
(i)one-third on each of March 4, 2025, 2026 and 2027;
(ii)all on March 25, 2026;
(iii)one-third on each of July 31, 2025, 2026 and 2027; and
(iv)one-third on each of September 9, 2025, 2026 and 2027.
(4)Amounts in this column represent the full grant date fair value of each time-based restricted stock award and performance-based unit, as under the ASC Stock Compensation topic. Full grant date fair value and vesting details are as follows:

Equity Type	Grant Date	Full Grant Date Fair Value per Share ($)	Vesting
Time-Based Restricted Stock	3/4/2024	71.35	3-year graded
	3/25/2024	66.32	2-year cliff
	7/31/2024	44.23	3-year graded
	9/9/2024	47.41	3-year graded
Performance-based Units	3/4/2024	84.45	3-year cliff
	7/17/2024	17.95	4-year cliff
	7/31/2024	52.32	3-year cliff
	9/9/2024	56.09	3-year cliff
(5)For additional information on the assumptions used in the calculation of these amounts, please see Footnote 20 to the Company’s audited financial statements for the fiscal year ended December 29, 2024, included in the Company’s Annual Report on Form 10-K.
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EXECUTIVE COMPENSATION
Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information with respect to the outstanding equity awards at 2024 fiscal year-end for the NEOs.

	Option Awards				Stock Awards
			Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)(3)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
	Number of Securities Underlying Unexercised Options
Name	Exercisable (#)	Unexercisable (#)
Todd A. Penegor	—	—	—	—	56,524	(i)	2,233,263	—		—
	—	—	—	—	—		—	11,946	(x)	943,933
Ravi Thanawala	—	—	—	—	1,266	(ii)	50,020	—		—
	—	—	—	—	6,032	(iii)	238,324	—		—
	—	—	—	—	7,709	(iv)	304,583	—		—
	—	—	—	—	15,520	(v)	613,195	—		—
	—	—	—	—	—		—	535	(x)	42,236
	—	—	—	—	—		—	11,882	(xi)	1,564,873
	—	—	—	—	—		—	3,256	(x)	257,289
	—	—	—	—	—		—	1,124	(xii)	133,188
Joseph Sieve	—	—	—	—	475	(ii)	18,767	—		—
	—	—	—	—	3,855	(iv)	152,311	—		—
	—	—	—	—	200	(vi)	7,902	—		—
	—	—	—	—	1,052	(vii)	41,565	—		—
	—	—	—	—	1,477	(viii)	58,356	—		—
	—	—	—	—	—		—	201	(x)	15,844
	—	—	—	—	—		—	7,922	(xi)	1,043,262
	—	—	—	—	—		—	1,628	(x)	128,645
	—	—	—	—	—		—	141	(xii)	16,673
	—	—	—	—	—		—	742	(xii)	87,989
	—	—	—	—	—		—	659	(xiii)	78,111
Caroline Miller Oyler	8,091	—	43.71	2/28/2029	—		—	—		—
	1,618	—	55.40	11/8/2028	—		—	—		—
	1,028	—	56.69	5/10/2028	—		—	—		—
	9,560	—	60.04	3/1/2028	—		—	—		—
	4,905	—	78.77	2/23/2027	—		—	—		—
	6,920	—	59.03	2/25/2026	—		—	—		—
	1,514	—	72.51	8/6/2025	—		—	—		—
	4,144	—	63.92	2/26/2025	—		—	—		—
	—	—	—	—	2,262	(iii)	89,372	—		—
	—	—	—	—	3,855	(iv)	152,311	—		—
	—	—	—	—	1,594	(vii)	62,979	—		—
	—	—	—	—	531	(ix)	20,980	—		—
	—	—	—	—	—		—	8,318	(xi)	1,095,415
	—	—	—	—	—		—	1,628	(x)	128,645
	—	—	—	—	—		—	1,125	(xii)	133,307
	—	—	—	—	—		—	730	(xiii)	86,566
Robert M. Lynch	—	—	—	—	—		—	—		—
(1)The vesting schedule is as follows:
(i)one-third of the shares on each of July 31, 2025, 2026 and 2027;
(ii)one-third of the shares on each of September 9, 2025, 2026 and 2027;
(iii)one-third of the shares on each of March 25, 2025, 2026 and 2027;
(iv)one-third of the shares on each of March 4, 2025, 2026 and 2027;
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EXECUTIVE COMPENSATION
(v)one-half of the shares on each of August 7, 2025 and 2026;
(vi)one-half of the shares on each of November 6, 2025 and 2026;
(vii)one-half of the shares on each of February 27, 2025 and 2026;
(viii)all shares on May 9, 2025;
(ix)all shares on February 28, 2025;
(x)all shares on March 4, 2027;
(xi)all shares on July 17, 2028;
(xii)all shares on February 27, 2026; and
(xiii)all shares on February 28, 2025.
(2)Value determined by multiplying the number of shares or units by the closing price of our common stock at 2024 fiscal year-end, $39.51.
(3)In 2022, 2023 and 2024 we granted performance-based units to each of our then-named executive officers. The performance-based units vest subject to achievement of performance targets measured at the end of the three-year period ending January 31, 2025 for the 2022 grant, January 31, 2026 for the 2023 grant, and January 31, 2027 for the 2024 grant. The value of the 2022, 2023 and 2024 performance-based units in the table above is based on performance at 33.3% of target for the 2022 and 2023 awards, and 50% of target for the 2024 awards and the closing price of our common stock as of 2024 fiscal year-end (December 29, 2024). The performance-based units were tracking below threshold as of December 29, 2024 and as such are reported at the threshold level. Due to the contingent and uncertain nature of the ultimate performance of the Company for the 2023 and 2024 performance-based units over the three-year performance period ending at January 31, 2026, and January 31, 2027, respectively, the ultimate value of the 2023 and 2024 performance-based units at the end of the performance period is not determinable at this time and the amounts presented in this Proxy Statement for the performance-based units are estimates based on the assumptions noted. The value of the 2022 performance-based units based on the actual performance results at December 29, 2024 resulted in a 0% payout of these awards for Mr. Sieve and Ms. Oyler. In addition, on July 17, 2024, we granted one-time retention performance-based units to Messrs. Thanawala and Sieve and Ms. Oyler that are eligible to become earned based on achievement of three significant stock price appreciation hurdles over a three-year performance period ending July 17, 2027, with vesting conditioned upon continued service through July 17, 2028. As of December 31, 2024, none of the stock price appreciation hurdles have been achieved, and therefore the amounts presented for these awards is based on the achievement of the lowest stock price appreciation hurdle (i.e. 30%) in accordance with SEC rules.
Option Exercises and Stock Vested
The following table sets forth information with respect to stock options exercised and stock vesting by the NEOs during the 2024 fiscal year.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)(2)
Todd A. Penegor	—	—	—	—
Ravi Thanawala	—	—	7,759	329,680
Joseph Sieve	—	—	2,103	122,630
Caroline Miller Oyler	—	—	3,982	281,714
Robert M. Lynch	—	—	42,092	2,976,563
(1)Value realized on exercise calculated based on the difference between the closing price of our common stock on the date of exercise and the option exercise price, multiplied by the number of shares exercised.
(2)Value determined by multiplying the number of vested shares by the closing price of our common stock on the vesting date.
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EXECUTIVE COMPENSATION
Nonqualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(1)
Todd A. Penegor	—	—	—	—	—
Ravi Thanawala	—	—	—	—	—
Joseph Sieve	—	—	—	—	—
Caroline Miller Oyler	31,085	—	165,651	—	1,144,348
Robert M. Lynch	—	—	—	—	—
(1)Amounts in this column, other than earnings on deferred compensation, have all been previously disclosed in Summary Compensation Tables in our prior proxy statements (to the extent the NEO was a named executive officer in prior proxy statements).
Eligibility for participation in the nonqualified deferred compensation plan is limited to a select group of management being Director-level or above, including our NEOs.
Participants can defer up to 100% of their base salary and up to 100% of their short-term incentive award payments into the nonqualified deferred compensation plan each plan year. For benchmarking purposes, the plan provides that participant accounts are deemed to be invested in one or more mutual funds or our common stock. Participants may direct the investment of their accounts among the options made available under the plan, and can change their investment options (except our common stock) on any business day. Elections of deferral amounts may be changed once per calendar year, generally in December, and such changes are effective for compensation earned in the following year. We pay certain administrative costs of the plan.
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Change in Control and Termination Payments
The following table and notes describe the potential payments that each NEO would receive under various scenarios upon termination of employment or a change in control of the Company, calculated as if the separation event occurred on December 29, 2024. The actual amounts to be paid can only be determined at the time of the actual event.

Name	Change in Control ($)(1)(2)(3)(4)		Involuntary (Not for Cause) Termination ($)(1)(4)(5)		Retirement ($)	Death/Disability ($)(2)(4)
Todd A. Penegor
Cash Severance	3,000,000		3,000,000		—	—
Stock Options	—		—		—	—
Restricted Stock(6)	2,233,263		2,233,263		—	2,233,263
Performance-based Units(7)	—		—		—	—
Totals:	5,233,263		5,233,263		—	2,233,263
Ravi Thanawala
Cash Severance	1,518,750		675,000		—	—
Stock Options	—		—		—	—
Restricted Stock(6)	1,206,122		—		—	1,206,122
Performance-based Units(7)	312,975	'(8)	312,975	'(8)	—	—
Totals:	3,037,847		987,975		—	1,206,122
Joseph Sieve
Cash Severance	1,181,250		525,000		—	—
Stock Options	—		—		—	—
Restricted Stock(6)	278,901		—		—	278,901
Performance-based Units(7)	208,652	'(8)	208,652	'(8)	—	—
Totals:	1,668,803		733,652		—	278,901
Caroline Miller Oyler
Cash Severance	1,181,250		525,000		—	—
Stock Options	—		—		—	—
Restricted Stock(6)	325,641		—		—	325,641
Performance-based Units(7)	219,083	'(8)	219,083	'(8)	—	—
Totals:	1,725,974		744,083		—	325,641
(1)Under Mr. Penegor’s Employment Agreement, upon termination without cause or resignation for good reason (each as defined in the Employment Agreement), not in connection with a change in control, Mr. Penegor would be entitled to receive the following benefits:
•if such termination or resignation occurs on or prior to July 31, 2026, severance equal to one and one-half (1.5) times the sum of his base salary and target annual bonus;
•pro-rated portion of his annual incentive opportunity for the fiscal year in which the termination date occurs, subject to the achievement of applicable performance measures, and paid at the same time as bonuses are paid to other executives generally;
•reimbursement of his cost of COBRA medical and dental benefits for 18 months;
•outplacement assistance, at a cost to the Company not to exceed $12,000, for a period of 12 months; and
•accelerated vesting of his sign-on equity award.
Upon termination without cause or resignation for good reason in the 24 months after a change in control of the Company (a “double-trigger” event), Mr. Penegor would be entitled to the benefits described above, except that his severance would be equal to, two times his base salary and target annual bonus. If such termination or resignation occurs after July 31, 2026, he would receive the same benefits, except that his severance would be equal to three times his base salary and target annual bonus. The Employment Agreement provides for the reduction of change-in-control payments to the maximum amount that could be paid to him without giving rise to the excise tax imposed by Section 4999 of the Internal Revenue Code if a reduction would provide him with a greater after-tax benefit than if payments were not reduced.
(2)Under the Company’s Amended and Restated Change of Control Severance Plan, effective November 1, 2020 and amended on August 6, 2024 (the “Change of Control Severance Plan”), upon the occurrence of any of certain termination events following a change
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EXECUTIVE COMPENSATION
of control of the Company (a “double-trigger” event), certain executive officers of the Company, including the NEOs, would be entitled to receive cash severance payments and accelerated vesting of time-based equity awards. Mr. Penegor does not participate in the Change of Control Severance Plan pursuant to the terms of his Employment Agreement.
Under the Change of Control Severance Plan, the NEOs would be entitled to receive cash severance payments as “Tier 2 Participants” (which participants are designated by the Board or the Compensation Committee, and generally comprise the members of the Company’s Executive Leadership Team, excepting the Chief Executive Officer). These payments are equivalent to (i) eighteen months of base salary; (ii) the annual bonus amount the officer would earn under any quarterly or annual non-equity incentive-based compensation plan then in effect, calculated at the achievement of target performance (the “Target Bonus Amount”), multiplied by 1.5; (iii) a pro rata portion of any quarterly or annual bonus payout under any non-equity incentive-based compensation plan then in effect, calculated as the greater of (1) the Target Bonus Amount, (2) the projected performance that would have been achieved as of the change-of-control if the qualifying termination occurs in the year of the change-of-control, or (3) the actual performance for the year of the qualifying termination; (iv) 18 months of COBRA coverage; and (v) six months’ outplacement services. Such payments in connection with a change-of-control termination event will be paid solely in lieu of, and not in addition to, any other severance payments or benefits payable under any offer letter, employment agreement, severance plan or arrangement, or other program. The pro rata amounts earned by the NEOs under the annual incentive award program, or the MIP, if any, in 2024 are not included in the table above since those awards would have been fully earned as of December 29, 2024 and thus are not considered to be accelerated upon termination as of such date. The MIP payments for 2024 are disclosed in “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table. The Change of Control Severance Plan has an indefinite term subject to termination by the Compensation Committee upon 18 months written notice.
Generally, pursuant to the plans and agreements, a change of control means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company to another person or entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity owning 50% or more of the combined voting power of all classes of stock of the Company. The amounts shown in this column as cash severance are estimates of the “double trigger” cash severance payments that would be payable to the executive assuming that a termination of employment occurred (in which the executive would be entitled to such payments) following consummation of the change of control.
Mr. Lynch was not a member of the ELT on December 29, 2024, so is not included in the table. Mr. Lynch received no severance benefits in connection with his resignation from the Company.
(3)Under the terms of our 2018 Omnibus Incentive Plan (“2018 Plan”), upon a change of control in which awards are not assumed, all shares of restricted stock and options will be fully vested. The 2018 Plan contains additional provisions in the event of a transaction in which awards are assumed. The amounts shown in this column assume that the awards are not assumed in the transaction and therefore are accelerated pursuant to the provisions of the 2018 Plan and the applicable award agreement. Under the Amended Change of Control Severance Plan, time-based awards that are assumed will also fully vest if there is a qualifying termination within 24 months following a transaction.
(4)Assumed stock values were calculated at $39.51 per share, the closing price of our common stock at 2024 fiscal year-end.
(5)Upon the termination of an NEO without “cause,” the Company’s Severance Pay Plan (the “Severance Plan”), effective January 1, 2021, provides that the benefits payable to NEOs include 12 months base salary, pro rata portions of any annual incentive award payouts based upon service during the year employment terminates, 12 months of COBRA continuation benefits, and six months of outplacement services in connection with a qualifying termination. Mr. Penegor did not participate in the Severance Plan. Termination for cause under Mr. Penegor’s Employment Agreement and the Severance Plan is generally defined as gross negligence or willful misconduct in connection with the performance of duties, conviction of a criminal offense that is, or may be expected to be, harmful to the Company, material breach of employment or non-competition agreement, acts or omissions involving willful or intentional malfeasance or misconduct injurious to the Company or its reputation, or commission of any act of fraud or embezzlement against the Company. The pro rata amounts earned by the NEOs under the annual incentive award program, or the MIP, in 2024 are not included in the table above since those awards were fully earned as of December 29, 2024 and thus are not considered to be accelerated upon termination as of such date. The MIP payments for 2024 are disclosed in “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table.
(6)Under the 2018 Plan, if an NEO’s employment is terminated for any reason other than death or disability (excepting the “double-trigger” Change of Control scenario discussed above) prior to the expiration of the restriction period applicable to shares of restricted stock, the shares will be immediately forfeited and returned to us. In the event of death or disability prior to the expiration of the restriction period, any restrictions or other conditions, including vesting requirements, will immediately lapse. Under Mr. Penegor’s employment agreement, his time-based restricted stock awards would vest upon a termination without cause or for good reason based on the proportion of the vesting period served as of the termination date.The table is intended to reflect projected potential payouts under Mr. Penegor's Employment Agreement and our equity plans, not other types of payouts or benefits available generally on a nondiscriminatory basis to all salaried employees.
(7)Under the terms of our plans, for performance-based units, the amount in the Change in Control column for 2022 performance-based units is based on the performance results of 0% as of December 29, 2024; and for 2023 performance-based units is based on the estimated performance results of 0% as of December 29, 2024. For death and disability termination, 2022 performance-based units are based on actual performance of 0%; and 2023 performance-based units are based on the estimated performance results of 0% as of December 29, 2024. For 2024 performance-based units, no amounts are included under involuntary (not for cause) termination because no pro rata payout is applicable for these awards less than 12 months from the grant date. Due to the contingent and uncertain nature of the ultimate performance of the Company over the three-year performance periods, the ultimate value of the 2023 and 2024 awards at the end of the applicable performance periods is not determinable at this time and the amounts presented in this Proxy Statement are estimates based on the assumptions noted.
(8)None of the stock price appreciation hurdles applicable to the 2024 one-time performance based retention awards had been achieved as of December 29, 2024. Under the terms of the awards, if none of the stock price appreciation hurdles have been achieved, 20% of the shares subject to the awards will be earned upon either (i) a termination without cause within 18 months of the grant date, or (ii) a
42     2025 Proxy Statement

EXECUTIVE COMPENSATION
change of control within the first three years of the grant date, and accordingly the amounts shown here reflect achievement of 20% of the shares subject to the retention awards.
(9)If an NEO is terminated for cause (as defined under our 2018 Plan), then all outstanding options under the 2018 Plan, whether or not exercisable, will terminate immediately. If the NEO is terminated for any reason other than for cause, death, disability or retirement, to the extent then-outstanding options are exercisable and subject to the provisions of the relevant option agreement, the options may be exercised by the officer or his or her personal representative within 90 days after the date of termination. In the event of an NEO’s death or disability while employed by the Company, all then-outstanding options become fully vested and immediately exercisable and may be exercised at any time within one year after the date of death or determination of disability.
Pay Versus Performance Disclosure
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are providing the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO NEOs and Company performance for the fiscal years listed below. The SEC-defined “Compensation Actually Paid” data set forth in the table below does not reflect amounts actually realized by our NEOs.

	Summary Compensation Table Total for PEO 1[1] ($)	Compensation Actually Paid to PEO 1[1,2,3] ($)	Summary Compensation Table Total for PEO 2[1] ($)	Compensation Actually paid to PEO 2[1,2,3] ($)	Summary Compensation Table for PEO 3[1] ($)	Compensation Actually Paid to PEO 3[1,2,3] ($)	Average Summary Compensation Table Total for Non-PEO NEOs[1] ($)	Average Compensation Actually Paid to Non-PEO NEOs[1,2,3] ($)
Year
2024	369,231	(4,133,579)	3,902,171	1,704,625	4,816,729	3,646,263	1,909,692	985,959
2023	6,780,126	3,238,710	—	—	—	—	1,532,046	909,952
2022	5,635,061	(1,661,259)	—	—	—	—	1,252,937	327,652
2021	7,239,979	14,304,977	—	—	—	—	1,790,153	2,875,770
2020	6,378,193	9,125,521	—	—	—	—	1,498,433	1,813,687

	Value of Initial Fixed $100 Investment Based On: [4]
Year	TSR ($)	Peer Group TSR ($)	Net Income ($MM)	Adjusted Operating Income[5] ($MM)
2024	67.42	120.60	84.2	148.2
2023	125.66	122.37	82.8	150.2
2022	135.32	117.13	69.3	155.9
2021	210.18	132.05	125.0	176.4
2020	137.38	117.19	60.6	122.8
1For 2024, our PEOs consisted of Robert M. Lynch (PEO 1), Ravi Thanawala, who served as interim CEO for a portion of the year (PEO 2), and Todd A. Penegor (PEO 3). Robert M. Lynch was our PEO for each earlier year presented. The Non-PEO NEOs for whom the average compensation is presented in this table are: for 2024, Joseph Sieve and Caroline Miller Oyler; for 2023, Ravi Thanawala, Amanda M. Clark, Caroline Miller Oyler, Christopher K. Collins and Ann B. Gugino; for 2022, Ann B. Gugino, C. Max Wetzel, Caroline Miller Oyler, and Amanda M. Clark; for 2021, Ann B. Gugino, C. Max Wetzel, Marvin Boakye, Caroline Miller Oyler, and James A. Norberg; and for 2020, Ann B. Gugino, C. Max Wetzel, Amanda M. Clark, James A. Norberg, Steven R. Coke, and Joseph H. Smith.
2The amounts shown as Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K. These amounts reflect the Summary Compensation Table total for each year, with certain adjustments as described in Footnote 3 below.
3Compensation Actually Paid reflects the exclusions and inclusions for each of the PEOs and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in
2025 Proxy Statement     43

EXECUTIVE COMPENSATION
the Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year row are the totals from the Stock Awards column set forth in the Summary Compensation Table.

	PEO 1: Lynch	PEO 2: Thanawala	PEO 3: Penegor	Non-PEO NEOs*
Prior FYE	12/31/2023	12/31/2023	12/31/2023	12/31/2023
Current FYE	12/29/2024	12/29/2024	12/29/2024	12/29/2024
Fiscal Year	2024	2024	2024	2024
SCT Total	369,231	3,902,171	4,816,729	1,909,692
-Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	—	(2,330,945)	(3,750,034)	(1,133,354)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	—	1,127,537	2,579,568	544,077
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	—	(739,487)	—	(313,650)
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year that Vested During Fiscal Year	—	—	—	—
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years for which Applicable Vesting Conditions were Satisfied during Fiscal Year	(47,221)	(254,650)	—	(20,807)
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year	(4,455,589)	—	—	—
Compensation Actually Paid	(4,133,579)	1,704,625	3,646,263	985,959
*Amounts in this column reflect the average values for the non-PEO NEOs.
For the equity values included in the above tables, the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of the grant.
4The Peer Group TSR set forth in this table utilizes the group of U.S. companies listed on NASDAQ with standard industry classification codes of: Eating and Drinking (SIC 5800-5899) (the “Peer Group TSR”), which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report on Form 10-K for the year ended December 29, 2024. The comparison assumes $100 was invested for the period starting December 29, 2019, through the end of the listed year, in the Company and the Peer Group TSR, respectively. All dollar values assume reinvestment of the pre-tax value of dividends paid by companies, where applicable. Historical stock performance is not necessarily indicative of future stock performance.
5The table reflects Adjusted Operating Income in 2024 and Post-MIP Operating Income for years 2023, 2022, 2021, and 2020 as disclosed in previous proxy statements. Adjusted operating income and Post MIP-Operating Income are non-GAAP financial measures. See Annex A to this Proxy Statement for a reconciliation of 2024 Adjusted Operating Income to our results as reported under GAAP. We may determine a different financial performance measure to be the most important financial performance measure in future years.
44     2025 Proxy Statement

EXECUTIVE COMPENSATION
Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”) and Peer Group TSR
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, the Company’s cumulative TSR over the five most recently completed fiscal years, and the cumulative TSR for the NASDAQ Stocks – Eating and Drinking Index over the same period.

PZZA & Peer TSR vs. Compensation Actually Paid
Compensation Actually Paid ($M)
Value of $100 Investment from 12/27/2019)
15
10
5
0
-5
-10
$240
$210
$180
$150
$120
$90
$60
$30
$0
2020
2021
2022
2023
2024
$9.13
$137.38
$1.81
$117.19
$14.30
$210.18
$132.05
$2.88
$135.32
$117.13
($1.66)
$0.33
$125.66
$122.37
$3.24
$0.91
$120.60
$3.65
$1.70
$0.99
$67.42
($4.13)
PEO CAP ($M) - Lynch, Robert
Average Non-PEO NEO CAP ($M)
PEO CAP ($M) - Thanawala, Ravi
PEO CAP ($M) - Penegor Todd
PZZA TSR
Nasdaq Eating and Drinking TSR

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EXECUTIVE COMPENSATION
Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our net income during the five most recently completed fiscal years.

PZZA Net Income vs. Compensation Actually Paid
Compensation Actually Paid ($M)
Net Income ($M)
15
10
5
0
-5
-10
$140
$120
$100
$80
$60
$40
$20
$0
$9.13
$1.81
$60.6
$14.30
$2.88
$125.0
($1.66)
$0.33
$69.3
$3.24
$0.91
$82.8
$(4.13)
$0.99
$1.70
$3.65
$84.2
2020
2021
2022
2023
2024
PEO CAP ($M) - Lynch, Robert
Average Non-PEO NEO CAP ($M)
PEO CAP ($M) - Thanawala, Ravi
PEO CAP ($M) - Penegor, Todd
Net Income ($M)

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Adjusted Operating Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Adjusted Operating Income during the five most recently completed fiscal years.

PZZA Adjusted Operating Income vs. Compensation Actually Paid for 2024*
Compensation Actually Paid ($M)
Adjusted Operating Income ($M)
15
10
5
0
-5
-10
$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
$9.13
$1.81
$122.8
$14.30
$2.88
$176.4
$155.9
$0.33
($1.66)
$3.24
$0.91
$150.2
$148.2
$3.65
$1.70
$0.99
($4.13)
2020
2021
2022
2023
2024
PEO CAP ($M) - Lynch, Robert
Average Non-PEO NEO CAP ($M)
PEO CAP ($M) - Thanawala, Ravi
PEO CAP ($M) - Penegor, Todd
Post-MIP Operating Income ($M)

*For all years other then 2024, the chart shows PZZA Post-MIP Operating Income vs. Compensation Actually Paid
46     2025 Proxy Statement

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Tabular List of Most Important Financial and Non-Financial Performance Measures
The following table presents the financial and non-financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and Non-PEO NEOs for fiscal 2024 to Company performance. The measures in this table are not ranked. Descriptions of these measures, and the manner in which these measures determine the amounts of incentive compensation paid to our NEOs is described above in the “Compensation Discussion and Analysis” section of this Proxy Statement.

Adjusted Operating Income Net Development (New Store Openings - Store Closings) Comparative Same-Store Sales Growth Relative Total Shareholder Return 2024 Corporate Responsibility Metric

CEO Pay Ratio
As required by SEC rules, we are providing the following information about the relationship of the annual total compensation of our median compensated employee and the annual total compensation of Mr. Penegor, our President and Chief Executive Officer.
For the fiscal year ending December 29, 2024, our last completed fiscal year:
•The annualized total compensation of the median compensation of all full-time, part-time, seasonal, and temporary employees of the Company (other than our CEO) was $10,347.
•The annual total compensation of our CEO, as reported in the Summary Compensation Table of this Proxy Statement, was $4,816,730.
Because we had multiple individuals serve in the CEO role in 2024, the CEO's total compensation for 2024 included above was calculated (in accordance with applicable SEC rules) by annualizing Mr. Penegor's compensation for 2024. We annualized Mr. Penegor's compensation for 2024 by adding his "Total" 2024 compensation from the Summary Compensation Table ($4,816,730) and $3,673,030 to reflect the annualizing of his base salary, non-equity incentive payment, long-term equity incentive opportunity and other benefits for 2024 to reflect the levels that would have been in effect had he served as CEO for the entire year.
As a result, for fiscal 2024, the ratio of the annual total compensation of Mr. Penegor, our CEO, to the annual total compensation of the median compensation of all employees was 820 to 1. Neither the Compensation Committee nor management of the Company uses the pay ratio measure in making compensation decisions.
To identify the median employee as of December 29, 2024, we used total cash compensation paid in 2024 as reported to the Internal Revenue Service on Form W-2, which includes base salary for salaried employees, base hourly compensation and overtime for hourly permanent employees, and any cash incentive compensation. We included all full-time and part-time employees and annualized the employees’ base salary or base wages to reflect their compensation for 2024. We believe the use of base wages or base salary for all employees is a consistently applied compensation measure.
Based on total cash compensation, our median employee was identified as an hourly delivery driver who worked for approximately six months during 2024.
As of our fiscal year-end, our U.S workforce used for determining the pay ratio was estimated to be 23,737 employees. As permitted by the de minimis exception under applicable SEC rules, we excluded all of our non-United States based employees, as they represented less than five percent of our total workforce. The excluded employees are located in the following countries: Canada (16 employees), China (three employees), Mexico (one employee), South Korea (one employee) and United Kingdom (234 employees). In total, we excluded 255 international employees or approximately 1.1% of our total workforce from the identification of the median employee as permitted by SEC rules.
We believe our pay ratio is a reasonable estimate calculated in a manner consistent with applicable SEC rules, based on our employment and payroll records and the methodology described above. The SEC rules governing pay ratio disclosure allow companies to apply numerous different methodologies, exclusions and reasonable assumptions, adjustments and estimates that reflect their compensation practices. For that reason, the pay ratio
2025 Proxy Statement     47

EXECUTIVE COMPENSATION
reported above should not be used as a basis for comparison between companies, as other companies may have different employment and compensation practices and may use various methodologies, exclusions, assumptions, adjustments and estimates in calculating their own pay ratios.
Director Compensation
We pay four primary components of compensation to our non-management directors: an annual cash retainer, committee retainer, committee chair retainer, and equity awards. Board members may from time to time receive fees for service on ad hoc committees. In May 2024, the Compensation Committee undertook an analysis of the Company’s compensation program for non-management directors, and with the advice of the Committee’s independent compensation consultant, Meridian, the Compensation Committee recommended to the Board the following increases for all directors: $5,000, for the annual cash retainer, and an additional $10,000 in the annual equity award. The Board approved these increases to non-management director compensation in the second quarter of 2024. No other changes were made to the director compensation program from the prior year.
Director equity awards consist of deferred stock units that vest one year from grant, with pro rata vesting if the director departs the Board prior to the vesting date. The deferred stock units earn dividend equivalent rights on a reinvestment basis that will pay out in shares of our common stock, along with the full award, at the end of service on the Board.
Within five years of their election to the Board, all non-management directors are required to hold five times the current annual cash retainer for board service of $80,000, or $400,000, in our common stock, and all have attained the required ownership level or are in compliance with the phased-in ownership requirement of the policy.
Members of Company management who also serve as members of the Board of Directors are not eligible for compensation for their service in their capacity as director. The following table sets forth the types and amounts of compensation paid to our non-management directors:

Retainer ($)
Annual retainer for service on the Board	80,000
Additional annual retainers:
for independent Board chair	55,000
for Audit Committee chair	25,000
for Compensation Committee chair	15,000
for Corporate Governance and Nominating Committee chair	15,000
for Audit Committee members	20,000
for Compensation Committee members	12,000
for Corporate Governance and Nominating Committee members	12,000
for CEO Transition Committee members	*
*Following the departure of Mr. Lynch, the Board formed an ad hoc committee on May 27, 2024, consisting of Messrs. Miller and Garratt to provide additional oversight and support to management during the CEO transition period. Each member was paid a monthly retainer of $5,000, with Mr. Miller receiving an additional $1,500 per month for serving as Chair. The ad hoc committee ceased operations upon Mr. Penegor's appointment as President and CEO.
Annual Equity Grant:(1)

Equity Grant Value ($)
Independent Board Chair	220,000
Standard	135,000
(1)The 2024 annual equity grants, awarded in deferred stock units, have a one-year vesting term, with pro rata vesting if the director departs the Board prior to the vesting date. Awards will be settled in stock at the end of service on the Board. The equity grant award level is determined annually by the Board of Directors on the recommendation of the Compensation Committee. The equity grant value was established for one year of service commencing at the director’s election at the Annual Meeting.
Non-management directors also receive reimbursement for reasonable out-of-pocket expenses incurred in connection with their Board or committee service, including director education.
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EXECUTIVE COMPENSATION
The following table sets forth the compensation paid to directors during 2024:

Name	Fees Earned or Paid in Cash ($)	Deferred Stock Unit Awards ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	Total ($)
Christopher L. Coleman	160,750	220,004	—	380,754
John W. Garratt	108,750	135,013	—	243,763
Stephen L. Gibbs	98,750	135,013	—	233,763
Laurette T. Koellner	123,750	135,013	—	258,763
Jocelyn C. Mangan	102,750	135,013	—	237,763
Sonya E. Medina	102,750	135,013	—	237,763
John C. Miller	103,750	135,013	—	238,763
Shaquille O'Neal[2]	25,000	—	—	25,000
Anthony M. Sanfilippo[3]	117,750	135,013	—	252,763
(1)The full grant date fair value of the 2024 deferred stock unit awards to non-management directors was $52.27 per share, determined as of the grant date of May 13, 2024. All fair values were computed in accordance with the ASC Stock Compensation topic. Assumptions used in the calculation of these amounts are included in Footnote 20 to the Company’s audited financial statements for the fiscal year ended December 29, 2024, included in the Company’s Annual Report on Form 10-K.
(2)Shaquille O'Neal did not stand for re-election to the Board at the 2024 Annual Meeting, and as a result, 8,965 shares representing his deferred stock unit awards and accumulated dividend equivalent rights were paid out.
(3)Anthony M. Sanfilippo resigned from the Board effective February 18, 2025, and as a result, 11,883 shares representing his deferred stock unit awards and accumulated dividend equivalent rights were paid out including a pro-rated portion from the May 13, 2024 award.
The following chart sets forth unvested deferred stock units held by each director in the table below as of December 29, 2024.

Name	Number of Unvested Deferred Stock Units
Christopher L. Coleman	4,330
John W. Garratt	2,657
Stephen L. Gibbs	2,657
Laurette T. Koellner	2,657
Jocelyn C. Mangan	2,657
Sonya E. Medina	2,657
John C. Miller	2,657
Shaquille O'Neal	—
Anthony M. Sanfilippo	2,657
Prior to 2019, the Company awarded its directors stock options. All fair values were computed in accordance with the ASC Stock Compensation topic. Assumptions used in the calculation of these amounts are included in Footnote 20 to the Company’s audited financial statements for the fiscal year ended December 29, 2024,
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EXECUTIVE COMPENSATION
included in the Company’s Annual Report on Form 10-K. The following chart sets forth vested option awards held by each director in the table below as of December 29, 2024. There are no unvested option awards.

Name	Number of Vested Options
Christopher L. Coleman	15,332
John W. Garratt	—
Stephen L. Gibbs	—
Laurette T. Koellner	15,332
Jocelyn C. Mangan	—
Sonya E. Medina	12,907
John C. Miller	—
Shaquille R. O'Neal	—
Anthony M. Sanfilippo	—
In addition, a nonqualified deferred compensation plan is available to all of our directors. Directors can elect to defer their annual retainer and meeting fees (up to 100%) into a deferred compensation plan that offers deemed investments in certain mutual funds or our common stock, as is the case for our executives and other eligible employees. We do not contribute to director accounts in the deferred compensation plan, but we do pay certain administrative costs of the plan.
50     2025 Proxy Statement

Certain Relationships and Related Transactions
Compensation Committee Interlocks and Insider Participation
The Compensation Committee, comprised entirely of independent, non-management directors, is responsible for establishing and administering the Company’s policies involving the compensation of its executive officers. No current or former employee of the Company serves on the Compensation Committee. The committee members have no interlocking relationships as defined by the SEC.
Approval of Related Person Transactions
Under our written Related Person Transaction Policies and Procedures, the Corporate Governance and Nominating Committee will review the material facts of all transactions with related persons (as defined in Item 404 of Regulation S-K) that require the committee’s approval and either approve or disapprove of entering into the transaction. Approval by the committee is generally required in advance for such transactions; however, if such advance approval is not feasible, then the transaction will be considered and, if the Corporate Governance and Nominating Committee determines it to be appropriate, ratified at its next regularly scheduled meeting or, if not ratified, appropriate action taken as determined by the committee.
In determining whether to approve or ratify such a transaction, the Corporate Governance and Nominating Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms no more favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. The policy sets forth certain categories of transactions that have standing approval, which include transactions that are deemed not to involve a direct or indirect material interest on behalf of the related person. In addition, the Board has delegated to the Chair of the Corporate Governance and Nominating Committee the authority to pre - approve or ratify (as applicable) a transaction with a related party in which the aggregate amount involved is expected to be less than $500,000 computed in accordance with Item 404 of Regulation S-K.
Many transactions that constitute related person transactions are ongoing and some arrangements predate any relationship between the director or officer and the Company. When a transaction is ongoing, any amendments or changes are reviewed for reasonableness and fairness to the Company.
Procedures for Identifying Possible Related Person Transactions
On an annual basis, each director, nominee for director and executive officer completes a Director and Officer Questionnaire that requires disclosure of any transactions with the Company in which the director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest. The Company then compiles a list of all such persons and entities, including all subsidiaries of the entities identified. When the list of persons and entities has been compiled, it is distributed within the Company to identify any potential transactions.
All ongoing transactions, along with payment and receipt information, are compiled for each person and entity. Any related person transaction identified through this process is presented to the Corporate Governance and Nominating Committee in order to obtain approval or ratification of the transactions and for review in connection with its recommendations to the Board on the independence determinations of a director or director nominee.
Transactions with Related Persons
This section describes certain transactions with related persons.
Franchise and Development Arrangements
The following table describes franchise and development arrangements during 2024 between the Company and entities in which the Company’s executive officers or directors, as well as their immediate family members, had an interest as of the end of the fiscal year and the amount of royalties paid to the Company from those entities during 2024. It also sets forth the amount of incentives paid to the entities based on their participation in incentive programs made available to franchisees generally. The Company provided no non-standard incentives or special consideration to these entities. These franchisees also purchase various food and other products
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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
from the Company’s commissary system and may purchase from or through the Company certain goods and services needed to operate a Papa Johns restaurant. All such purchases and sales are made on terms and at rates identical to those that may be obtained from the Company by an independent franchisee.

Name and Percentage Owned	Franchise Entity — Amounts Earned
Shaquille O'Neal Revocable Trust (30%)
O'Neal Boyz, LLC — Operates nine restaurants in the Atlanta, Georgia area as part of a joint venture with the Company. In 2024, net income earned by the Company from this franchise was $640,185, and net income earned by the Shaquille O'Neal Revocable Trust was $274,365. The Company owns approximately 70% of the joint venture and Mr. O’Neal, a former director of the Company, owns approximately 30% of the joint venture.

Endorsement Agreement
In 2022, the Company and Papa John’s Marketing Fund (“PJMF”) entered into an Endorsement Agreement (the “Endorsement Agreement”) with ABG-Shaq, LLC (“ABG-Shaq”), an entity affiliated with Shaquille O’Neal, a director on the Company’s Board, for the personal services of Mr. O’Neal.
The Endorsement Agreement replaced a previous Endorsement Agreement entered into in 2019, among the Company, PJMF and ABG-Shaq, which expired by its terms in March 2022.
Pursuant to the Endorsement Agreement, the Company and PJMF received the right and license to use Mr. O’Neal’s name, nickname, initials, autograph, voice, video or film portrayals, photograph, likeness and certain other intellectual property rights (individually and collectively, the “Personality Rights”), in each case, solely as approved by ABG-Shaq, in connection with the advertising, promotion and sale of certain Papa Johns-branded products. Mr. O’Neal also provides brand ambassador services related to appearances, social media and public relations matters. The Endorsement Agreement renewed the offering of a co-branded extra-large pizza product (the “Shaq-a-Roni”) and provides that one U.S. dollar for each unit of the Shaq-a-Roni sold in the United States will be donated to The Papa John’s Foundation for Building Community (“The Foundation”) and one Canadian dollar for each unit sold in Canada will be donated to a Canadian charity.
As consideration for the rights and services granted under the Endorsement Agreement, the Company and PJMF agreed to pay to ABG-Shaq aggregate cash payments of $5.625 million over the three years of the Endorsement Agreement. The Company and PJMF will also pay ABG-Shaq a royalty fee for the Shaq-a-Roni product if the total amount of royalties in a given contract year (calculated as $0.20 per Shaq-a-Roni pizza sold) exceeds the contractual cash payment for that year, in which case the amount of the royalty payment will be the excess of the royalties over the cash payment amount. The Company and PJMF also pay expenses related to the marketing and personal services provided by Mr. O’Neal.
In 2022, the Company granted 55,898 restricted stock units (the “RSUs”) to Mr. O’Neal (as agent of ABG) under the Company’s 2018 Omnibus Incentive Plan, with a grant-date fair value of $5,625,000. The RSUs vested or will vest into an equivalent number of shares of the Company’s common stock according to the following vesting schedule:
•33 ⅓% (18,632) of the RSUs vested on April 12, 2023;
•33 ⅓% (18,632) of the RSUs vested on March 15, 2024; and
•33 ⅓% (18,634) of the RSUs vested on March 15, 2025.
Pursuant to the Endorsement Agreement, Mr. O’Neal had an obligation to deliver to ABG-Shaq any common stock issuable upon vesting of the RSUs.
The initial term of the Endorsement Agreement ended on March 15, 2025, with an option for a one-year extension upon the parties’ mutual agreement. The Endorsement Agreement also includes customary exclusivity, termination and indemnification clauses.
The Endorsement Agreement was amended effective August 1, 2023, to extend the Personality Rights substantially throughout the world for a limited time in connection with the Shaq-a-Roni promotion for the purpose of supporting sales of certain Papa Johns and Shaq-a-Roni co-branded products. As consideration for the Endorsement Agreement amendment, the Company and PJMF agreed to donate $375,000 to The Shaquille O’Neal Foundation.
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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
In 2024, the Shaq-a-Roni promotion in the US raised $3.6 million for The Shaquille O'Neal Foundation.
The one-year extension referenced above was entered into and will be effective for the term April 1, 2025 to March 31, 2026. The deliverables and services included in the Endorsement Agreement remain the same except for having the Shaq-a-Roni become a full time menu item following a promotion period in May 2025. As consideration for the rights and services granted under this Extension Agreement, the Company and PJMF agreed to pay ABG-Shaq cash payments totaling $3.5 million plus a $100,000 donation to The Shaquille O'Neal Foundation.

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Audit Committee Report
The Audit Committee represents and assists the Board in fulfilling its oversight responsibilities for the accounting, financial reporting and internal control functions of the Company and its consolidated subsidiaries. The Audit Committee has the sole authority and responsibility to select, appoint, compensate, evaluate and, if necessary, replace the Company’s independent registered public accounting firm. The Audit Committee also oversees the performance of the internal audit function and the Company’s compliance program with respect to legal and regulatory requirements and risk management. Each member of the Audit Committee is independent as determined by the Board of Directors, based upon applicable laws and regulations and Nasdaq listing standards.
In fulfilling its oversight responsibilities with respect to the Company’s consolidated financial statements, the Audit Committee reviews and discusses with both management and the Company’s independent registered public accounting firm all annual and quarterly consolidated financial statements (including any required management certifications), and the Company’s quarterly earnings announcements, prior to issuance. Management has the primary responsibility for preparing the consolidated financial statements and complying with the reporting process, including the systems of internal controls. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of the audited consolidated financial statements with United States generally accepted accounting principles and for providing their judgments as to the quality, not just the acceptability, of the Company’s accounting principles.
During 2024, among other matters, the Audit Committee:
•reviewed the quality and integrity of the Company’s consolidated financial statements;
•reviewed with management and the independent registered public accounting firm the Company’s critical accounting policies, significant changes in the selection or application of accounting principles, the effect of regulatory and accounting initiatives on the Company’s consolidated financial statements, and critical audit matters addressed during the audit;
•discussed with management and the independent registered public accounting firm the effectiveness of the Company’s internal controls over financial reporting;
•reviewed the performance of the Company’s internal audit function including the scope and overall plans for internal audit;
•oversaw the compliance program with respect to legal and regulatory requirements;
•oversaw the Company’s Enterprise Risk Management program, reporting on such matters to the full Board of Directors, discussing risk areas with management and monitoring management’s responsibility to identify, assess, manage, and mitigate risks; and
•assessed the performance of EY. In the course of this assessment, the Committee considered:
◦EY’s performance, including the results of an internal survey of EY’s service, quality and professional reputation, including the quality of communications with the Audit Committee and management, responsiveness to Company business requirements and EY’s ability to adapt and adjust work processes to provide a quality audit during the pandemic;
◦the value of EY’s services, with consideration of fees charged to the Company;
◦EY’s tenure as our independent auditors as well as its familiarity with our business and accounting policies; and
◦EY’s independence, integrity and objectivity.
As a result of its evaluation, the Audit Committee concluded that the selection of EY as the independent registered public accounting firm for fiscal year 2025 is in the best interest of the Company and its stockholders.
During 2024, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with United States generally accepted accounting principles, and reviewed significant accounting and disclosure matters with the Audit Committee. The Audit Committee discussed with EY the matters required to be discussed by the applicable standards of the Public Company Accounting Standards
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Board (“PCAOB”) and the SEC. The Audit Committee also discussed with EY matters relating to their independence from management and the Company, including the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence. The Audit Committee is responsible for approving the services provided by the independent auditor and the associated fees. The Audit Committee concluded that EY is independent from management and the Company and that all audit and non-audit services were pre-approved.
The Audit Committee discussed with EY and the Company’s internal audit management the overall scope and plans for its audits. The Audit Committee met with EY and the Company’s internal audit management to discuss the results of their examinations and their evaluations of the Company’s internal controls over financial reporting. The Audit Committee also met in separate executive sessions periodically with EY, the Senior Director of Internal Audit, the Chief Financial Officer and other members of management as needed. In reliance upon the reviews and discussions referred to above, the Audit Committee recommended to the Board the inclusion of the Company’s audited consolidated financial statements in the Annual Report on Form 10-K for the year ended December 29, 2024.

AUDIT COMMITTEE

Laurette T. Koellner, Chair John W. Garratt Stephen L. Gibbs
This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.
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Item 2. Ratification of the Selection of Independent Auditors
The Audit Committee of the Board of Directors has reappointed EY as the Company’s independent registered public accounting firm, to audit the Company's consolidated financial statements for the fiscal year ending December 28, 2025, and the effectiveness of the Company's internal control over financial reporting at December 28, 2025. EY has audited the Company’s consolidated financial statements since 2019 and previously from 1990 through 2017.
Audit and Non-Audit Fees
Fees paid to EY for the 2024 and 2023 fiscal years, respectively, in each of the following categories, were as follows:

	Fiscal Year Ended December 29, 2024 ($)	Fiscal Year Ended December 31, 2023 ($)
Audit Fees	2,399,942	1,988,606
Audit-Related Fees	156,647	238,552
Tax Fees	414,498	154,447
All Other Fees	—	—
Total	2,971,087	2,381,605
Audit fees included fees associated with the annual audit of the consolidated financial statements and internal control over financial reporting, the reviews of our quarterly consolidated financial statements and audit services provided in connection with other debt or regulatory filings and the statutory audits of certain subsidiaries. Audit-related fees included due diligence related to evaluation of acquisitions or dispositions. Tax fees included tax compliance and tax advisory services.
All audit and non-audit services provided by EY are and were pre-approved by the Audit Committee. In addition, the Audit Committee is responsible for audit fee negotiations with EY. EY has advised the Company that it has no direct or material indirect interest in the Company or its affiliates. Representatives of EY will be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions from stockholders.
Policy on Pre-Approval of Audit and Permissible Non-Audit Services
All audit and non-audit services for 2024 and 2023 were pre-approved by the Audit Committee, which concluded that the provision of those services by EY was compatible with the maintenance of the auditors’ independence. The Audit Committee has adopted a policy that requires pre-approval of all services by the independent auditors. The Audit Committee reviews and pre-approves all audit and permissible non-audit services and reviews the annual audit plan and financial plan for audit fees. The Audit Committee annually pre-approves estimated fees for audit services. The policy also authorizes the Chair of the Audit Committee to pre-approve non-audit services in certain circumstances.
Although stockholder ratification is not required, the appointment of EY is being submitted for ratification as a matter of good corporate practice with a view towards soliciting stockholders’ opinions that the Audit Committee will take into consideration in future deliberations. If EY’s selection is not ratified at the Annual Meeting, the Audit Committee will reconsider whether to retain EY. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines such a change would be in the best interests of the Company and its stockholders.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG AS INDEPENDENT AUDITORS OF THE COMPANY.
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Item 3. Approval of the First Amendment to the Papa John's International, Inc. 2018 Omnibus Incentive Plan
We are seeking stockholder approval of the first amendment (the “First Amendment”) to the Company’s 2018 Omnibus Incentive Plan (the “2018 Plan”) to increase the amount of shares reserved for issuance under the 2018 Plan by 4,900,000 shares. The 2018 Plan provides eligible officers, directors, key employees and other key individuals an incentive to contribute to the success of the Company and to operate and manage our business in a manner that provides for the Company's long term growth and profitability and provides a means of obtaining, rewarding and retaining key personnel. In the judgment of the Board, awards under the 2018 Plan are a valuable incentive and that serve to the ultimate benefit of stockholders by aligning more closely the interests of 2018 Plan participants with those of our stockholders.
Upon recommendation of the Compensation Committee, the Board approved the First Amendment, subject to and effective upon approval from the Company’s stockholders at the Annual Meeting.
To date, there have been 6,619,949 shares of our common stock issued under the 2018 Plan (including 988,269 shares of our common stock subject to unvested awards) and there are 795,295 shares remaining available for issuance. Accordingly, we are asking our stockholders to approve the First Amendment to increase the number of shares of our common stock reserved for issuance under the 2018 Plan by 4,900,000 additional shares. If our stockholders approve the First Amendment, it will become effective on the date of such stockholder approval. If our stockholders do not approve the First Amendment, we will only grant awards under the 2018 Plan until the shares available for issuance thereunder are exhausted. The Board believes that, if the First Amendment is not approved, the current share reserve under the 2018 Plan would be insufficient to align the interests of key individuals with our stockholders through equity-based compensation and accordingly, such a shortage would compromise and disrupt our compensation program as well as impair our ability to obtain, reward and retain key personnel, or require us to shift our compensation plan to include more cash compensation.
On the Record Date, the closing price of our common stock was $46.30 per share.
Unless otherwise indicated, properly executed proxies will be voted in favor of the proposal to approve the First Amendment.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE FIRST AMENDMENT TO THE 2018 PLAN TO INCREASE THE AMOUNT OF SHARES RESERVED FOR ISSUANCE
The 2018 Plan Continues to Exhibit Many Best Practices
As described in more detail below, the 2018 Plan continues to exhibit many best practices, which include:
•granting of options or stock appreciation rights ("SARs") only at a per share exercise price at least equal to the fair market value of a share of our common stock on the grant date;
•granting of options or SARs with a ten-year maximum term;
•no repricing of options or SARs without prior shareholder approval;
•no reload or “evergreen” share replenishment features;
•using a fungible share pool model in which full value awards count as three shares against the plan reserve for every one share subject to the award; and
•granting of awards with one-year minimum vesting, with the exception of 5% of the number of shares available for issuance under the plan.

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Description of the First Amendment
The sole aspect of the 2018 Plan to be amended by the proposed First Amendment is to increase the number of shares reserved for issuance under the 2018 Plan by 4,900,000 shares. No other provisions of the 2018 Plan are modified, amended, revised, or otherwise changed by the First Amendment. The specific terms of the 2018 Plan, such as who is eligible to receive awards under the 2018 Plan, the terms of awards, vesting periods, the exercise price of any options, and any expiration of these awards, as well as the tax consequences of the awards which may be made under the 2018 Plan, are set forth in the 2018 Plan, as approved by the Company’s stockholders on May 2, 2018 and filed with the SEC as Exhibit 4.1 to our Current Report on Form 8-K filed on May 8, 2018.
This summary does not purport to be a complete description of all the terms of the First Amendment and is qualified in its entirety by reference to the complete text of the First Amendment, which is attached to this Proxy Statement as Annex B.
Description of the Material Terms of the 2018 Plan
A description of the provisions of the 2018 Plan is set forth below. This summary is qualified in its entirety by the detailed provisions of the 2018 Plan, a copy of which is attached as Exhibit 10.7 to our Annual Report on Form 10-K filed with the SEC on February 27, 2025.
Administration. The 2018 Plan is administered by the Compensation Committee. The members of the Compensation Committee meet the requirements of Rule 16b-3 of the Exchange Act and comply with the independence requirements of the Nasdaq Stock Market. In addition, to the extent necessary to satisfy any transition rule or applicable transition guidance pertaining to awards intended to satisfy the criteria for performance-based compensation under Section 162(m) of the Internal Revenue Code (“Section 162(m)”), the committee administering such awards will consist of two or more directors who qualify as “outside directors” within the meaning of Section 162(m) and the applicable guidance thereunder. Subject to the terms of the plan, the Compensation Committee may select participants to receive awards, determine the types and amounts of awards and terms and conditions of awards, and interpret provisions of the plan. Members of the Compensation Committee serve at the pleasure of the Board. The Board may also appoint one or more separate committees, each composed of one or more directors who need not satisfy the independence requirements described above to administer the 2018 Plan with respect to employees or other service providers who are not officers or directors of the Company. In addition, to the extent permitted by applicable laws, the Compensation Committee may, by resolution, delegate some or all of its authority with respect to the plan and awards to the Chief Executive Officer and/or any other officer of the Company designated by the Compensation Committee, provided that the Compensation Committee may not delegate its authority to make awards to directors of the Company, to make awards to employees who are “executive officers” as defined in Rule 3b-7 under the Exchange Act, or officers of the Company who have been delegated this authority, or to interpret the 2018 Plan, any award or any award agreement.
Common Stock Reserved for Issuance under the Plan. The Common stock issued or to be issued under the 2018 Plan consists of authorized but unissued shares or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company. The 2018 Plan provides for a so-called "fungible share pool" pursuant to which awards of options and stock appreciation rights ("SARs") will be counted against the plan limit as one share for every one share subject to an option or SAR granted under the plan, and awards of all "full value" awards (all awards other than options and SARs) will be counted against the plan limit as 3.00 shares for every one share subject to such a full value award. If any shares covered by an award under the 2018 Plan or the 2011 Plan are not purchased or are forfeited, or if an award otherwise terminates without delivery of any common stock, then the number of shares of common stock counted against the aggregate number of shares available under the plan with respect to the award will again be available for making awards under the 2018 Plan in accordance with the previously described fungible share pool. The number of shares of common stock available for issuance under the 2018 Plan will not be increased by any shares tendered or withheld or award surrendered in connection with the purchase of shares of common stock upon exercise of an option or any shares of common stock deducted from an award payment in connection with the Company's tax withholding obligations.
Eligibility. Awards may be made under the 2018 Plan to directors, or employees of or consultants to the Company or any of our affiliates, including any such employee who is an officer or director of us or of any
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affiliate, and to any other individual whose participation in the plan is determined to be in the best interests of the Company by the Board.
Minimum Vesting Provisions. Except with respect to a maximum of five percent (5%) of the shares that may be granted under the 2018 Plan, any award that vests on the basis of a grantee’s continued service may not be granted with vesting conditions under which vesting is any more rapid than vesting on the one (1) year anniversary of the grant date, and any award that vests based upon the attainment of performance measures must be granted with a performance period of at least twelve (12) months. (Certain substitute awards that the Company may assume in corporate transactions are not subject to this provision.) The Compensation Committee may, however, provide for the earlier vesting, exercisability, and/or settlement under any award in the event of a grantee’s death or disability or in connection with a corporate transaction. The minimum vesting provisions do not apply to the payment of dividend equivalent rights settled in cash or dividend equivalent rights settled in shares that are distributed once an underlying award to which the dividend equivalent right relates becomes vested.
Amendment or Termination of the Plan. The Board may terminate or amend the 2018 Plan at any time and for any reason. The 2018 Plan shall terminate in any event ten years after the date of stockholder approval of the plan. Amendments will be submitted for stockholder approval to the extent required by the Internal Revenue Code or other applicable laws, rules or regulations.
Options. The 2018 Plan permits the granting of options to purchase shares of common stock intended to qualify as incentive stock options under the Internal Revenue Code and stock options that do not qualify as incentive stock options.
Exercise Price. The exercise price of each stock option may not be less than 100% of the fair market value of our common stock on the date of grant. The fair market value is generally determined as the closing price of the common stock on the date of grant. In the case of certain 10% stockholders who receive incentive stock options, the exercise price may not be less than 110% of the fair market value of the common stock on the date of grant. An exception to these requirements is made for options that the Company grants in substitution for options held by employees of companies that the Company acquires. In such a case the exercise price is adjusted to preserve the economic value of the employee's stock option from his or her former employer. The term of each stock option is fixed by the Compensation Committee and may not exceed 10 years from the date of grant (or five years from the date of grant in the case of certain 10% stockholders who receive incentive stock options). The Compensation Committee determines at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments. The exercisability of options may be accelerated by the Compensation Committee. In general, an optionee may pay the exercise price of an option by cash, certified check, or, to the extent an award agreement so provides, by tendering shares of common stock or by means of a broker-assisted cashless exercise.
Transfers. Stock options and SARs granted under the 2018 Plan may not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution. However, the Company may permit limited transfers of non-qualified options for the benefit of immediate family members of grantees to help with estate planning concerns.
Repricing Prohibited. No amendment or modification may be made to an outstanding stock option or SAR that would be treated as a repricing under the rules of the stock exchange on which the shares of common stock are listed (currently the Nasdaq Stock Market), without the approval of the Company's stockholders. Specifically, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the Company may not amend the terms of outstanding options or SARs to reduce the exercise price or SAR price, as applicable, of such outstanding options or SARs, cancel or assume outstanding options or SARs in exchange for or substitution of options or SARs with an exercise price or SAR price, as applicable, that is less than the exercise price or SAR price, as applicable, of the original options or SARs, or cancel or assume outstanding options or SARs with an exercise price or SAR price, as applicable, above the current fair market value in exchange for cash, awards, or other securities, in each case, unless such action is subject to and approved by the Company’s stockholders.
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Other Awards. The Compensation Committee may also award:
•shares of unrestricted stock, which are shares of common stock at no cost or for a purchase price determined by the Compensation Committee which are free from any restrictions under the plan. Unrestricted shares of common stock may be issued to participants in recognition of past services or other valid consideration, and may be issued in lieu of cash compensation to be paid to participants.
•restricted stock, which is shares of common stock subject to restrictions.
•stock units, which are common stock units subject to restrictions.
•dividend equivalent rights, which are rights entitling the recipient to receive credits for dividends that would be paid if the recipient had held a specified number of shares of common stock.
•stock appreciation rights ("SARs"), which are a right to receive a number of shares or, at the discretion of the Compensation Committee, an amount in cash or a combination of shares and cash, based on the increase in the fair market value of the shares underlying the right during a stated period specified by the Compensation Committee. The exercise price for an SAR shall not be less than the fair market value of a share of common stock on the grant date of the SAR. The term of each SAR is fixed by the Compensation Committee and may not exceed 10 years from the date of grant. The Compensation Committee determines when the SAR may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which the SAR may be exercised.
•performance and annual incentive awards, ultimately payable in common stock or cash, as determined by the Compensation Committee. The Compensation Committee may grant multi-year and annual incentive awards subject to achievement of specified performance metrics tied to business criteria (described below). The Compensation Committee may specify the amount of the incentive award as a percentage of these performance criteria, a percentage in excess of a threshold amount or as another amount which need not bear a strictly mathematical relationship to these performance criteria. The Compensation Committee may modify, amend or adjust the terms of each award and the performance criteria.
Effect of Certain Corporate Transactions. Unless an applicable award agreement provides otherwise, certain change of control transactions involving us, such as a sale of the Company, will cause grantees of restricted stock, stock units, stock appreciation rights and options to become fully vested, unless the awards are continued or substituted for in connection with the change of control transaction. For awards based on the satisfaction of performance conditions (“Performance Awards”) that are denominated in shares of common stock or stock units, if less than half of the performance period has lapsed, such Performance Awards will be converted into restricted stock or stock units assuming target performance has been achieved (or into unrestricted shares of common stock if no further restrictions apply). If more than half the performance period has lapsed, such Performance Awards will be converted into restricted stock or stock units based on actual performance to date (or into unrestricted shares of common stock if no further restrictions apply). If actual performance is not determinable, such Performance Awards will be converted into restricted stock or stock units assuming target performance has been achieved, based on the discretion of the Compensation Committee (or into unrestricted shares of common stock if no further restrictions apply).
Adjustments for Stock Dividends and Similar Events. The Compensation Committee will make appropriate adjustments in outstanding awards and the number of shares available for issuance under the 2018 Plan, including the individual limitations on awards (described below), to reflect stock splits and other similar events.
Section 162(m) of the Internal Revenue Code. Following the passage of the Tax Cuts and Jobs Act (or, the “TCJA”), Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year to its chief executive officer, chief financial officer, and each of its three other most highly compensated executive officers (our covered employees). Prior to the passage of the TCJA, Section 162(m) disallowed a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year to its chief executive officer and each of its three other most highly compensated executive officers, other than its chief financial officer, unless such compensation qualified as "performance-based compensation" within the meaning of the Internal Revenue Code. The changes under Section 162(m) are generally effective for taxable years beginning in 2018, but there is a grandfather rule for compensation paid pursuant to a written, binding contract that was in effect on November 2, 2017, which was not modified in any material respect on or after that date.
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As a result of the changes imposed by the TCJA, the 2018 Plan does not contain the provisions providing for grants of “performance-based compensation” under the legacy 162(m) provisions. However, the 2018 Plan does permit the Compensation Committee to provide that vesting of any of the awards that may be granted under the 2018 Plan may be made subject to the achievement of performance metrics determined by the Compensation Committee, which metrics may include, but are not limited to: (a) net earnings or net income; (b) operating earnings or income; (c) pretax earnings; (d) earnings per share; (e) share price, including growth and capitalization measures and total stockholder return; (f) earnings before interest and taxes; (g) earnings before interest, taxes, depreciation and/or amortization; (h) sales or revenue growth or targets, whether in general or by store, category of store, or product, including systemwide comparable sales (average same-store, year-over-year sales) or method of ordering; (i) gross or operating margins (including food, labor and mileage); (j) return measures, including return on assets, capital, investment, equity, sales or revenue; (k) cash flow, including operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment; (l) productivity ratios; (m) expense targets; (n) costs, reductions in cost, and cost control measures; (o) market or market segment share or penetration; (p) financial ratios as provided in credit agreements or indentures of the Company and its subsidiaries; (q) debt rating targets; (r) working capital targets; (s) completion of acquisitions or divestitures of businesses, assets, companies or stores; (t) store unit counts or similar store metrics, including franchise and/or company-store openings and/or closings; (u) systemwide, corporate, franchisee or store comparable transactions; (v) profits from restaurant operations; (w) product quality and customer service metrics, including consumer, customer, or franchisee perception targets; (x) employee retention and recruiting metrics, including turnover; and (y) any combination of any of the foregoing business criteria.
Share Limits. The maximum number of shares of common stock subject to options or SARs that can be granted under the 2018 Plan to any person who is not a non-employee director is 200,000 per twelve-month period, provided that in a grantee's year of hire the applicable limit is 300,000. The maximum number of shares of common stock that can be granted under the 2018 Plan to any person who is not a non-employee director, other than pursuant to an option or SAR, is 100,000 per twelve month period, provided that in a grantee's year of hire the applicable limit is 150,000. The maximum amount that may be paid as an annual incentive award or other cash award in any twelve month period to any one person who is not a non-employee director is $5,000,000 and the maximum amount that may be paid as a performance award or other cash award in respect of a performance period greater than twelve months to any one person is $12,000,000.
The maximum total compensation (including cash payments and the aggregate grant date fair market value of shares of common stock that may be granted under the 2018 Plan) that may be paid to or granted in a twelve month period to a non-employee director for such director’s service on the Board or a committee of the Board is $750,000; provided, however, that this limitation will not apply to the extent that the non-employee director has been or becomes an employee of the Company during such twelve-month period. In addition, the Board may make exceptions to this limit for individual non-employee directors in extraordinary circumstances as the Board may determine in its sole discretion, so long as the aggregate limit does not exceed $1,000,000 in total value during a twelve-month period for such director’s service on the Board or a committee of the Board and the non-employee director receiving such additional compensation does not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee directors. (These limits on director compensation do not apply to compensation to a non-employee director for service to the Company other than service as a member of the Board or a committee of the Board.)
Summary of U.S. Federal Income Tax Consequences
The U.S. federal income tax consequences of awards under the 2018 Plan for grantees and the Company will depend on the type of award granted. The following summary description of U.S. federal income tax consequences is intended only for the general information of our stockholders. A grantee in the 2018 Plan should not rely on this description and instead should consult his or her own tax advisor.
Incentive Stock Options. The grant of an option will not be a taxable event for the grantee or for the Company. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of our common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of common stock for at least two years after the date of grant and for one year after the date of exercise (the "holding period requirement"). We will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.
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For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of our subsidiary from the date the option is granted through a date within three months before the date of exercise of the option.
If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the common stock in an amount generally equal to the excess of the fair market value of the common stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. We will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to the $1.0 million limitation imposed by Section 162(m), described above, and to certain reporting requirements.
Non-Qualified Options. The grant of an option will not be a taxable event for the grantee or the Company. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).
If we comply with applicable reporting requirements, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income, subject to the $1.0 million limitation imposed by Section 162(m).
A grantee who has transferred a non-qualified stock option to a family member by gift will realize taxable income at the time the non-qualified stock option is exercised by the family member. The grantee will be subject to withholding of income and employment taxes at that time. The family member's tax basis in the shares of common stock will be the fair market value of the shares of common stock on the date the option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the grantee's estate for estate tax purposes.
In the event a grantee transfers a non-qualified stock option to his or her ex-spouse incident to the grantee's divorce, neither the grantee nor the ex-spouse will recognize any taxable income at the time of the transfer. In general, a transfer is made "incident to divorce" if the transfer occurs within one year after the marriage ends or if it is related to the end of the marriage (for example, if the transfer is made pursuant to a divorce order or settlement agreement). Upon the subsequent exercise of such option by the ex-spouse, the ex-spouse will recognize taxable income in an amount equal to the difference between the exercise price and the fair market value of the shares of common stock at the time of exercise. Any distribution to the ex-spouse as a result of the exercise of the option will be subject to employment and income tax withholding at this time.
Restricted Stock. A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of common stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the common stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the common stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse and dividends paid while the common stock is subject to restrictions will be subject to withholding taxes. If we comply with applicable reporting requirements, and subject to the $1.0 million deduction limitation of Section 162(m), we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.
Stock Units. There are no immediate tax consequences of receiving an award of stock units under the 2018 Plan. A grantee who is awarded stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee at the end of the restriction period or, if later, the payment date. If we comply with applicable reporting requirements, and subject to the $1.0 million deduction limitation of Section 162(m), we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.
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Dividend Equivalent Rights. Participants who receive dividend equivalent rights will be required to recognize ordinary income in an amount distributed to the grantee pursuant to the award. If we comply with applicable reporting requirements, and subject to the $1.0 million deduction limitation of Section 162(m), we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.
Stock Appreciation Rights. There are no immediate tax consequences of receiving an award of stock appreciation rights under the 2018 Plan. Upon exercising a stock appreciation right, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. If we comply with applicable reporting requirements and subject to the $1.0 million deduction limitation of Section 162(m), we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.
Performance and Annual Incentive Awards. The award of a performance or annual incentive award will have no federal income tax consequences for us or for the grantee. The payment of the award is taxable to a grantee as ordinary income. If we comply with applicable reporting requirements, and subject to the $1.0 million deduction limitation of Section 162(m), we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.
Unrestricted Common Stock. Participants who are awarded unrestricted common stock will be required to recognize ordinary income in an amount equal to the fair market value of the shares of common stock on the date of the award, reduced by the amount, if any, paid for such shares. If we comply with applicable reporting requirements and subject to the $1.0 million deduction limitation of Section 162(m), we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.
Section 280G. To the extent payments which are contingent on a change in control are determined to exceed certain Internal Revenue Code limitations, they may be subject to a 20% nondeductible excise tax and the Company's deduction with respect to the associated compensation expense may be disallowed in whole or in part.
Section 409A. The Company intends for awards granted under the plan to comply with Section 409A of the Internal Revenue Code. To the extent a grantee would be subject to the additional 20% excise tax imposed on certain nonqualified deferred compensation plans as a result of a provision of an award under the plan, the provision will be deemed amended to the minimum extent necessary to avoid application of the 20% excise tax.
New Plan Benefits
On the Record Date, there were approximately nine executive officers, 569 other employees and seven non-employee directors of the Company and its subsidiaries who are eligible to be participants in the 2018 Plan.
Because future awards of stock options, restricted stock or other equity awards under the 2018 Plan will be made at the discretion of the Compensation Committee, no data can be provided regarding the benefits or amounts that will be received by any participant or groups of participants if the First Amendment is approved.
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Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 29, 2024 regarding the number of shares of the Company’s common stock that may be issued under the Company’s equity compensation plans.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans, excluding securities reflected in column (a)
Equity compensation plans approved by security holders(1)	163,109	58.70	2,025,747
Equity compensation plans not approved by security holders(2)	65,688	0	0
Total	228,797	58.70	2,025,747
(1) Represents shares issued under the 2018 Plan.
(2) Represents shares of common stock issuable pursuant to the non-qualified deferred compensation plan. The weighted average exercise price (column b) does not include any assumed price for issuance of shares pursuant to the non-qualified deferred compensation plan.
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Item 4. Advisory Approval of the Company’s Executive Compensation
Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are providing our stockholders an opportunity to indicate whether they support the compensation paid to our named executive officers as described in this Proxy Statement. This advisory vote, commonly referred to as “say-on-pay,” is not intended to address any specific item of compensation, but instead relates to the Compensation Discussion and Analysis, the tabular disclosures regarding named executive officer compensation, and the narrative disclosure accompanying the tabular presentation. These disclosures allow you to view the trends in our executive compensation program and the application of our compensation philosophies for the years presented.
As discussed in the Compensation Discussion and Analysis section of this Proxy Statement, we believe that our executive compensation program properly links executive compensation to Company performance and aligns the interests of our executive officers with those of our stockholders. For example:
•The Company utilizes a compensation structure that ties pay for performance and aligns the interests of our executives with those of our stockholders.
•The Company’s compensation program reflects an appropriate pay mix that utilizes multiple performance metrics and rewards achievement of both short-term and long-term operational and financial goals, while designed to mitigate risks.
•A significant portion of the compensation of our named executive officers is variable or “at risk.”
•Our executive officers must achieve and maintain a designated level of ownership in the Company’s stock.
Consistent with our pay for performance philosophy, a significant portion of NEO compensation is tied to Company performance. See “Tying Pay to Performance” for more information on our “pay for performance” philosophy and our sound compensation governance practices.
At the 2024 Annual Meeting, 99.5% of the total votes cast voted in favor of our say-on-pay proposal. We have adopted a policy of holding our say-on-pay vote annually as a good corporate governance practice. We are asking our stockholders to approve, on an advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement. Unless the Board modifies its policy on the frequency of future say-on-pay votes, the next say-on-pay advisory vote will be at the 2026 Annual Meeting.
Accordingly, the Board recommends that stockholders vote in favor of the following resolution:
“Resolved, that the stockholders approve the compensation paid to the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the related footnotes and narrative disclosures.”
Although this vote is advisory and is not binding on the Company, the Compensation Committee of the Board highly values the views of our stockholders and will continue to take into account the outcome of the vote when considering future executive compensation decisions.
THE BOARD RECOMMENDS YOU VOTE “FOR” THIS PROPOSAL.
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Item 5. Stockholder Proposal Regarding Simple Majority Vote
We have been advised that The Accountability Board (“TAB”), beneficial owner of at least $15,000 in market value of our common stock, intends to propose the following stockholder proposal at the Annual Meeting.

RESOLVED: Shareholders request that our board take the steps necessary so that any voting requirement in our governing documents that calls for a greater than simple majority vote be replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws.
DEAR FELLOW SHAREHOLDERS:
Papa John’s has several “supermajority” voting requirements. As just one example, its bylaws can’t be amended or repealed by stockholders “without the affirmative vote of the holders of at least 75% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors.”
Supermajority requirements are widely viewed as poor governance.
Consider, for example, just some of the major companies whose recent proxy statements tout their lack of supermajority voting provisions: 3M, Allstate, BJ’s Wholesale, BNY Mellon, Boeing, Capital One, Chevron, CVS, Danaher, Darden, Dow, Ebay, FedEx, Ford, GE, GM, GoDaddy, Goldman Sachs, Hershey, IBM, Jack in the Box, Johnson & Johnson, JPMorgan Chase, Korn Ferry, Lockheed Martin, McKesson, Motorola Solutions, Nasdaq, PG&E, Quest Diagnostics, Salesforce, United Airlines, Walmart, Western Union, and Wendy’s.
Indeed, if action is good for the company, the board should make its case to shareholders and seek majority approval; if it cannot make its case, shareholders should be able to meaningfully exercise their rights to stop such action.
Thus, we believe all matters permitted by law to be approved via simple majority should be presented to shareholders without heightened barriers.
Glass Lewis agrees, concluding that “a simple majority is appropriate to approve all matters presented to shareholders.”
Institutional Shareholder Services (ISS), which supports eliminating supermajority requirements, calls them “materially adverse to shareholder rights.”
And major asset managers like BlackRock and Vanguard also generally support reducing or eliminating supermajority requirements.
Given the broad-ranging support for simple majority voting requirements, it’s perhaps unsurprising that proposals on this topic have passed in landslide votes at other companies.
As just ten examples, supermajority proposals filed by shareholders but opposed by management have passed at Tesla, McDonald’s, Staples, Netflix, SpartanNash, Kellogg, Hess, UNFI, FirstEnergy, and Walgreen’s—with approval from approximately 75% of the voted shares, on average. At some of these companies, votes have exceeded 90%.
Based on the foregoing, we believe support for this request is clearly warranted. Thank you.

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ITEM 5. STOCKHOLDER PROPOSAL REGARDING SIMPLE MAJORITY VOTE

The Board of Directors makes NO RECOMMENDATION on this proposal for the following reasons:
The Board has carefully considered this proposal requesting the removal of supermajority voting standards in our Amended and Restated Certificate of Incorporation (the “Charter”) and has determined to make NO RECOMMENDATION regarding this proposal to our stockholders.
The Charter currently requires so-called “supermajority” voting requirements in three circumstances: (1) to amend most provisions of the Charter (whether proposed by stockholders or the Board); (2) for stockholders to amend the Company’s Amended and Restated By-Laws; and (3) in the event of certain Business Combinations (as defined in the Charter) with a beneficial owner of more than 15% of our outstanding voting stock (a “Related Person”). In each case, the Charter requires the affirmative vote of the holders of at least 75% of the voting power of all shares entitled to vote generally in the election of directors (and, in the case of clause (3) above, excluding the shares held by a Related Person) for approval.
Stockholders are advised that this proposal is advisory in nature only. If stockholders express their approval for this proposal and it passes, that alone would not automatically implement a majority voting standard, and the Board of Directors and our stockholders would need to take subsequent action to amend our Charter. Specifically, the Board would need to recommend a formal amendment to our Charter and such amendment would need to be approved at a subsequent meeting of stockholders. Therefore, a favorable vote on the proposal would only constitute a recommendation that the Board initiate the process to amend the Charter.
We generally believe higher voting requirements are appropriate in limited circumstances because certain significant amendments to the Charter should require broad consensus from stockholders, reducing the likelihood of votes passing by a slim majority. In contrast, under the proposed majority voting standard, holders of a significant minority of our outstanding shares could approve certain fundamental corporate changes without broad stockholder support, given that a majority of the votes cast at a meeting could potentially represent significantly less than the majority of our shares outstanding. However, we understand that some stockholders prefer a majority voting standard, and similar proposals have passed for other companies.
Accordingly, we would like to use this proposal as an opportunity for our stockholders to express their views on this subject. We will consider the voting results on this proposal in due course as well as additional input received through stockholder engagement to inform our future deliberations regarding appropriate voting standards in our Charter.
The Board of Directors makes NO RECOMMENDATION regarding the Proposal.

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Questions and Answers About the Annual Meeting and Voting
Who is entitled to vote at the Annual Meeting?

The Board has set March 11, 2025 as the record date (“Record Date”) for the Annual Meeting. If you were a stockholder of record at the close of business on the Record Date, you are entitled to vote at the Annual Meeting. As of the Record Date, 32,709,301 shares of common stock were issued and outstanding and eligible to vote at the Annual Meeting.
What are my voting rights?

Holders of our common stock are entitled to one vote per share. There are no cumulative voting rights.
How many shares must be present to hold the Annual Meeting?

In accordance with the Company’s By-laws, shares equal to a majority of the voting power of the Company’s outstanding shares entitled to vote as of the Record Date must be present at the Annual Meeting in order to hold the meeting and conduct business. This is called a quorum. Your shares are counted as present at the meeting if:
•you participate electronically at the meeting; or
•you have properly and timely submitted your proxy as described below under “How can I submit my proxy?”
Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining whether a quorum exists. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee has not received voting instructions from the beneficial owner and does not have discretionary voting power with respect to that item.
What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares.
If your shares are held in a brokerage account or by a bank, trust or other nominee, you are considered the beneficial owner of those shares. In that case, your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the method described below under “How can I submit voting instructions to my broker?”
How can I submit my proxy?

If you are a stockholder of record, you can submit a proxy to be voted at the Annual Meeting in any of the following ways:
•electronically, using the Internet;
•over the telephone by calling a toll - free number; or
•by completing, signing and mailing the enclosed proxy card.
The Internet and telephone voting procedures have been set up for your convenience. These procedures have been designed to authenticate your identity, allow you to give voting instructions, and confirm that those instructions have been recorded properly. When you vote by Internet or telephone, you reduce the Company’s mailing and handling expenses. If you are a stockholder of record and would like to submit your proxy by Internet or telephone, please refer to the specific instructions provided on the enclosed proxy card. If you wish to vote using a paper proxy card, please return your signed proxy card promptly to ensure we receive it before the Annual Meeting.
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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
How can I submit voting instructions to my broker?

If you hold your shares in street name, you must provide your voting instructions in the manner prescribed by your broker, bank, trust or other nominee. Your broker, bank, trust or other nominee has enclosed or otherwise provided a voting instruction card for you to use in directing the broker, bank, trust or other nominee how to vote your shares. In many cases, you may be permitted to submit your voting instructions by Internet or telephone.
How do I vote if I hold shares in the Papa John’s International, Inc. 401(k) Plan?

If you hold shares of the Company’s common stock in the Papa John’s International, Inc. 401(k) Plan, please refer to the voting instructions provided by the plan’s trustee. Your voting instructions must be received by the plan trustee at least three days prior to the Annual Meeting in order to be counted. If you do not timely direct the plan trustee how to vote, the trustee will vote your shares in the same proportion as those shares for which the trustee received direction. Participants in the Company’s 401(k) Plan may not vote their shares electronically during the Annual Meeting, as they must vote at least three days prior to the meeting.
What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials or multiple control numbers for use in submitting your proxy, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or voting instruction card you receive or, if you submit your proxy by Internet or telephone, vote once for each card or control number you receive.
Participating in the Annual Meeting

This year’s Annual Meeting will be held entirely online. Stockholders may participate in the Annual Meeting by visiting www.virtualshareholdermeeting.com/PZZA2025. To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or voter instruction form that accompanied your proxy materials. If you are a stockholder of record or a street name holder, you may vote your shares electronically at the Annual Meeting. Even if you currently plan to participate in the Annual Meeting, the Company recommends that you also submit your proxy as described above so your vote will be counted if you later decide not to participate at the Annual Meeting. If you submit your vote by proxy and later decide to vote electronically at the Annual Meeting, the vote you submit at the Annual Meeting will override your proxy vote.
If you are a participant in the Company’s 401(k) Plan, you may submit voting instructions as described above, but you may not vote your shares held in the Company’s 401(k) Plan electronically at the Annual Meeting.
We will also make the Annual Meeting accessible to anyone who is interested, including team members and other constituents, by visiting the same link at www.virtualshareholdermeeting.com/PZZA2025. Non-stockholder guests will not be permitted to vote or submit questions at the Annual Meeting.
How does the Board recommend that I vote?

The Board recommends a vote:
•FOR each of the nominees for director;
•FOR the ratification of the selection of Ernst & Young as the independent auditors of the Company for the fiscal year ending December 28, 2025;
•FOR the approval of the first amendment to the Papa John's International, Inc.'s 2018 Omnibus Incentive Plan to increase the amount of shares reserved for issuance by 4,900,000 shares; and
•FOR the advisory approval of the Company’s executive compensation.
The Board makes NO RECOMMENDATION on the stockholder proposal regarding the removal of supermajority voting standards in the Company's Amended and Restated Certificate of Incorporation.
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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
What if I do not specify how I want my shares voted?

If you are a stockholder of record and submit a signed proxy card or submit your proxy by Internet or telephone but do not specify how you want to vote your shares on a particular item, your shares will be voted by the persons named as proxies on the proxy card in accordance with the Board’s recommendations.
If you are a street name holder and hold your shares with a broker, and do not instruct your broker as to how to vote, your shares may be voted by your broker in its discretion on the proposal to ratify the independent auditors. As described below, your broker does not have discretion to vote your uninstructed shares on the remaining proposals.
Your vote is important. The Company urges you to vote, or to instruct your broker, bank, trust or other nominee how to vote, on all matters before the Annual Meeting.
Can I change my vote after submitting my proxy?

If you are a stockholder of record, you may revoke your proxy and change your vote at any time before your proxy is voted at the Annual Meeting, in any of the following ways:
•by submitting a later-dated proxy by Internet or telephone before the deadline stated on the enclosed proxy card;
•by submitting a later-dated proxy to the Corporate Secretary of the Company, which must be received by the Company before the time of the Annual Meeting;
•by sending a written notice of revocation to the Corporate Secretary of the Company, which must be received by the Company before the time of the Annual Meeting; or
•by voting electronically at the Annual Meeting.
If you are a street name holder, you may change your vote only by voting electronically at the Annual Meeting and if you otherwise comply with the procedures contained in the voting instructions provided to you by your broker, bank, trust or other nominee.
If you are a participant in the Company’s 401(k) Plan, you may change your vote only if you comply with the procedures contained in the voting instructions provided by the plan’s trustee.
What vote is required to approve each item of business included in the Notice of Annual Meeting?

A majority of votes cast at the meeting is required to elect directors. A majority of the votes cast means that the number of shares voted “FOR” a director must exceed the number of votes cast “AGAINST” that director (with abstentions and broker non-votes not counted as a vote cast with respect to that director) in order for the director to be elected. The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter is required to ratify the selection of our independent auditors, approve the First Amendment to the 2018 Omnibus Incentive Plan, for the advisory approval of the compensation paid to the Company’s named executive officers, and for the stockholder proposal. In determining whether these proposals have received the requisite number of affirmative votes, abstentions will have the same effect as a vote against these proposals and broker non-votes will have no effect on the outcome of these proposals.
If your shares are held by a broker, bank, trust or other nominee, that entity will ask you how you want your shares to be voted. If you give instructions, your shares will be voted as you direct. If you do not give instructions, one of two things can happen, depending on the type of proposal. For the ratification of the independent auditors, the broker, bank, trust or other nominee is permitted to vote your shares in its discretion. For all other proposals, the broker, bank, trust or other nominee is not permitted to vote your shares at all.
What is householding?

We have adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, we will deliver at your request only one copy of our Annual Report on Form 10-K for the fiscal year ended December 29, 2024 and this Proxy Statement, to multiple stockholders who share the same address (if they appear to be members of the same family) unless we have received contrary instructions from an affected stockholder. Stockholders who participate in householding will continue to receive separate proxy cards if they
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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
received a paper copy of proxy materials in the mail. This procedure reduces our printing costs, mailing costs and fees, and also reduces waste.
Upon written or oral request to the address or number provided directly below, we will promptly deliver a separate copy of our Annual Report on Form 10–K for the fiscal year ended December 29, 2024 and this Proxy Statement to a stockholder at a shared address to which a single copy of the documents has been delivered.
If you are a stockholder, share an address and last name with one or more other stockholders and would like to revoke your householding consent or you are a stockholder eligible for householding and would like to participate in householding, please contact Broadridge, either by calling toll free at (866) 540-7095 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.
A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.
Who pays for the cost of proxy preparation and solicitation?

The accompanying proxy is solicited by the Board. This Proxy Statement is being mailed to the stockholders on or about March 27, 2025 along with the Company’s Annual Report on Form 10–K for the fiscal year ended December 29, 2024. We have also retained the firm of D.F. King to aid in the solicitation of brokers, banks, institutional and other stockholders for a fee of approximately $12,500, plus reimbursement of expenses. All costs of the solicitation of proxies will be borne by the Company. The Company pays for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks, trusts or other nominees for forwarding proxy materials to street name holders. The Company is soliciting proxies primarily by mail. In addition, the Company’s directors, officers and regular employees may solicit proxies by telephone, facsimile, electronic mail or personally. The Company’s directors, officers and regular employees will receive no additional compensation for these services other than their regular compensation.

Other Matters
Stockholder Proposals For the 2026 Annual Meeting
In order for a stockholder proposal to be considered for inclusion in the Company’s Proxy Statement for next year’s Annual Meeting, pursuant to Exchange Act Rule 14a-8 the written proposal must be received by the Company no later than November 27, 2025. Such proposals must comply with SEC regulations regarding the inclusion of stockholder proposals in Company-sponsored proxy materials. Similarly, in order for a stockholder proposal to be introduced at next year’s Annual Meeting outside of the 14a-8 process (including nomination of director candidates under our advance notice bylaw), our Certificate of Incorporation provides that written notice must be received by the Company not less than 60 days nor more than 90 days prior to the scheduled date of the meeting. However, if less than 70 days’ notice of the date of the annual meeting is given, notice by the stockholder must be received no later than 10 days following (i) the day on which such notice of the date of the meeting was mailed or (ii) the day on which such public disclosure of the date of the meeting was made by the Company. All stockholder proposals must comply with certain requirements set forth in the Company’s Certificate of Incorporation. A copy of the Certificate of Incorporation may be obtained by written request to the Secretary of the Company at the Company’s principal offices at P.O. Box 99900, Louisville, Kentucky 40269-0900.
In addition to satisfying the foregoing requirements under our Certificate of Incorporation (including our advance notice requirements), to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the other information required by Rule 14a-19 under the Exchange Act no later than March 2, 2026.
Other Business
The Board of Directors is not aware of any matters to be presented at the Annual Meeting other than those set forth in the Notice of Annual Meeting and routine matters incident to the conduct of the meeting. If any other matters should properly come before the Annual Meeting or any adjournment or postponement thereof, the
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persons named in the proxy, or their substitutes, intend to vote on such matters in accordance with their best judgment.
Annual Report
The Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2024 accompanies this Proxy Statement.

By Order of the Board of Directors

Louisville, Kentucky March 27, 2025	CAROLINE MILLER OYLER Chief Legal and Risk Officer and Secretary
Forward-Looking Statements
Certain matters discussed in this Proxy Statement and other Company communications that are not statements of historical fact constitute forward-looking statements within the meaning of the federal securities laws. Generally, the use of words such as “continue,” “expect,” “intend,” “estimate,” “believe,” “anticipate,” “will,” “forecast,” “outlook”, “plan,” “project,” or similar words identify forward-looking statements that we intend to be included within the safe harbor protections provided by the federal securities laws. Such forward-looking statements include or may relate to, without limitation, projections or guidance concerning business performance, our corporate responsibility-related practices and our ability to achieve related goals, our approach to certain human capital matters, including with respect to our enterprise-wide health, safety, security, and environmental management system and our culture, compensation-related targets and goals, and certain business and operational activities, including those related to our supply chain. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control. Therefore, actual outcomes and results may differ materially from those matters expressed or implied in such forward-looking statements.
Our forward-looking statements are based on our assumptions that are based on currently available information. Actual outcomes and results may differ materially from those matters expressed or implied in our forward-looking statements as a result of various factors, including the risks, uncertainties and assumptions that are discussed in detail in “Part I. Item 1A. – Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 29, 2024. We undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise, except as required by law.
Information contained on or available through our website is not incorporated by reference in or made part of this Proxy Statement, and any references to our website are intended to be inactive textual references only.
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Annex A
Reconciliation of Non-GAAP Financial Measures
In addition to the results provided in accordance with U.S. GAAP, we provide certain non-GAAP measures, which present results on an adjusted basis. Adjusted operating income is a Non-GAAP measure and is a supplemental measure of performance that is not required by or presented in accordance with U.S. GAAP.
We believe that our non-GAAP financial measures enable investors to assess the operating performance of our business relative to our performance based on U.S. GAAP results and relative to other companies. We believe that the disclosure of these non-GAAP measures is useful to investors as they reflect metrics that our management team and Board of Directors utilize to evaluate our operating performance, allocate resources and administer employee incentive plans. The most directly comparable U.S. GAAP measure to adjusted operating income is operating income. Non-GAAP measures should not be construed as a substitute for or a better indicator of the Company’s performance than the Company’s U.S. GAAP results. These measures are described more fully in the Company’s Forms 10-K and 10-Q. Refer to these public filings for additional information about the Company’s non-GAAP performance measures. The table below reconciles our GAAP operating income to adjusted operating income.

Reconciliation of Operating Income to Adjusted Operating Income:
(In thousands)	Year Ended December 29, 2024
Operating income	$156,704
Gain on sale of QC Center properties(a)	(41,289)
International restructuring costs(b)	27,273
Other costs(c)	5,495
Adjusted operating Income	$148,183
(a)Represents pre-tax gain on sale, net of transaction costs, realized upon the August 2, 2024 completion of the sale of our Texas and Florida QC Center properties.
(b)Represents costs associated with the Company's International Transformation Plan. These costs are comprised primarily of lease and fixed asset impairment charges related to restaurant closures in the UK, professional services and other related costs, losses on refranchising Company-owned restaurants, losses on franchisee notes receivable, lease termination costs, as well as severance.
(c)Represents non-cash impairment and remeasurement charges related primarily to fixed and intangible assets from the refranchising of 15 Domestic Company-owned restaurants.
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Annex B
Amendment No. 1 to the 2018 Omnibus Incentive Plan
WHEREAS, the Board of Directors (the “Board”) of Papa John’s International, Inc. (the “Company”) heretofore established, and the Company’s shareholders have approved, the 2018 Omnibus Incentive Plan (the “Plan”); and
WHEREAS, the Company desires to amend the Plan to increase the number of shares available for grant under the Plan by 4,900,000 shares;
WHEREAS, Section 5.3 of the Plan permits the Board to amend the Plan, subject, in the case of amendments requiring shareholder approval under the rules of any securities exchange on which the shares may then be listed, to the approval by the Company’s shareholders of such amendment;
WHEREAS, this amendment shall be submitted to the Company’s shareholders for approval and, contingent on such approval, shall become effective as of the date on which the Company’s shareholders approve such amendment (the “Effective Date”);
WHEREAS, if the Company’s shareholders fail to approve this amendment, the existing Plan shall continue in full force and effect;
NOW, THEREFORE, BE IT RESOLVED, pursuant to Section 5.3 of the Plan, provided the Company’s shareholders approve this amendment, the Plan shall be amended as follows, effective as of the Effective Date:
1.Section 4.1(a) is hereby amended, so that Section 4.1(a), as amended and restated, reads in its entirety as follows:
“(a) Subject to adjustment pursuant to Section 17, the maximum number of shares of Stock reserved for issuance under the Plan shall be equal to the sum of (i) four million nine hundred thousand (4,900,000) shares, plus (ii) the number of shares of Stock available for awards under the Prior Plans as of the Effective Date, plus (iii) the number of shares of Stock subject to awards outstanding under the Prior Plans as of the Effective Date which thereafter (A) terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, (B) are settled in cash in lieu of such shares or (C) are exchanged with the Committee’s permission, before the issuance of such shares, for compensatory awards not involving shares (the “Share Limit”).”
1.Except as specifically set forth herein, the terms of the Plan shall be and remain unchanged.

[Signature Page Follows]

IN WITNESS THEREOF, the undersigned has executed this Amendment No. 1.

PAPA JOHN’S INTERNATIONAL, INC.

By: _______________________________

Name:
Title:
Date: _________________, 2025
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